UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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BROADCOM INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date:	April 21, 2025		Vote via the Internet www.proxyvote.com Vote by Telephone In the U.S. or Canada (800) 690-6903 Vote by Mail Complete, sign, date and return your proxy card in the postage-paid envelope
Time:	4:00 p.m. Pacific Time
Place:	3421 Hillview Avenue, Palo Alto, California 94304
Record Date:	February 21, 2025
Items of Business:	1.	To elect each of the nine director nominees until the next annual meeting of stockholders or until their successors have been elected.
	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 2, 2025.
	3.	To hold an advisory vote to approve the named executive officer compensation.
	4.	To transact any other business as may properly come before the meeting or any postponements or adjournments to the Annual Meeting.

These items of business are described more fully in the accompanying proxy statement. On or about March 3, 2025, we are mailing to Broadcom’s stockholders at the close of business on the Record Date a Notice of Internet Availability of Proxy Materials.

Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote via the Internet, by telephone or by mail to ensure you are represented at the Annual Meeting. Instructions for using these voting methods are set forth on the proxy card or the Notice of Internet Availability of Proxy Materials. Please refer to “Additional Meeting Information” for instructions on how to register for and attend the Annual Meeting.

Important notice of internet availability of proxy materials:

The notice of the annual meeting, proxy statement and annual report are available at https://investors.broadcom.com.

By Order of the Board,

Hock E. Tan

President, Chief Executive Officer and Director

March 3, 2025

This proxy statement contains forward-looking statements, including statements that address our expected future business and financial performance, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and projections, and involve risks and uncertainties that may cause actual results to differ materially from those contained in such forward-looking statements. These forward-looking statements should be considered in light of the uncertainties that affect our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 3, 2024 and subsequent filings filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this proxy statement, which speak only as of the date of this proxy statement. We undertake no responsibility to update these statements, except as required by law.

All share and per share amounts presented in this proxy statement have been retroactively adjusted, where applicable, to reflect a 10-for-1 forward stock split effected by Broadcom on July 12, 2024.

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LETTER FROM THE CHAIRMAN OF THE BOARD

Dear Broadcom stockholders:

On behalf of the Board, I want to thank you for your continued investment and confidence in Broadcom. I also want to provide you with several updates in connection with the upcoming Annual Meeting.

Financial Performance

Fiscal 2024 was a transformative year for Broadcom — we generated all-time highs in revenue of $51.6 billion, cash from operations of $20.0 billion and free cash flow of $19.4 billion.

In addition, we are also extremely proud of our market capitalization exceeding $1 trillion for the first time on December 13, 2024.

These achievements would not have been possible without our executives and their strategic vision and leadership in the organic growth of our AI-related products and in closing and integrating our acquisition of VMware during a challenging regulatory and geopolitical environment.

Integration of VMware

We are very pleased that our integration of VMware is almost complete. When we acquired VMware, our goals were to simplify VMware’s product portfolio and business model, invest in innovation and enhance our partner ecosystem. These continue to be our goals and, under the leadership of Hock Tan, President and CEO, we have been working hard to provide our worldwide customers and partners with a simplified go-to-market approach and easy-to-use product offerings that enable our customers to have one of the most secure and resilient private cloud solutions on the market.

Executive Compensation

As mentioned in last year’s proxy statement, to retain and motivate Mr. Tan, the independent members of the Board granted Mr. Tan in fiscal 2023 a PSU award that requires the following to vest: (i) achievement of formidable stock price performance hurdles and (ii) continued service over a five-year vesting period. Mr. Tan’s fiscal 2023 PSU award was front-loaded to cover the market-based value of both his annual cash and long-term incentive opportunities over a period of five years. As a result, Mr. Tan did not receive a cash incentive payout for his fiscal 2024 performance or an annual equity award in fiscal 2024.

We reaffirm that during the five-year vesting period of Mr. Tan’s fiscal 2023 PSU award, we do not intend to grant annual equity awards to Mr. Tan and Mr. Tan will not be eligible to receive annual cash incentive opportunities.

Succession Planning

CEO succession planning is a top priority for the Board, and we continue to be actively engaged in this area. Due to Mr. Tan’s long history of strong leadership and delivering significant stockholder value, our stockholders at our engagement meetings requested more information about the Board’s approach to CEO succession planning. In response to our stockholders, we have provided more information about our approach to CEO succession planning below in “Corporate Governance.”

Stockholder Engagement and Responsiveness

Throughout 2024, we continued our robust stockholder engagement program and met with our stockholders to better understand their perspectives. As noted below in “Stockholder Engagement,” all of the stockholders we met with acknowledged our responsiveness to their concerns in last year’s proxy statement. Engagement with our stockholders is important to us, and we continue to meet with our stockholders to develop appropriate responsive actions that effectively support Broadcom’s long-term growth and strong track record of increasing stockholder value.

As always, your continued support and vote are important to us. We encourage you to read this Proxy Statement and vote your shares.

Sincerely,

Henry Samueli, Ph.D.

Chairman of the Board

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PROXY STATEMENT SUMMARY

Your proxy is being solicited by the Board of Directors of Broadcom Inc. (the “Board”) in connection with the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). We are making the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), this proxy statement (the “Proxy Statement”) with the proxy card and our Annual Report on Form 10-K for the fiscal year ended November 3, 2024 (the “2024 Annual Report”) available to stockholders at the close of business on February 21, 2025 (the “Record Date”) on or about March 3, 2025. This summary highlights information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement before voting.

Unless the context otherwise requires, references in this Proxy Statement to “Broadcom,” “we,” “our,” “us” and similar terms are to Broadcom Inc.

PROPOSALS AND BOARD RECOMMENDATIONS

Proposal		Board Recommendation	Page
1.	To elect each of the nine director nominees until the next annual meeting of stockholders or until their successors have been elected	FOR each director nominee	18
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 2, 2025	FOR	24
3.	To hold an advisory vote to approve the named executive officer compensation	FOR	27

DIRECTOR NOMINEES

Name	Independent
Diane M. Bryant	✔
Gayla J. Delly	✔
Kenneth Y. Hao	✔
Eddy W. Hartenstein (Lead Independent Director)	✔
Check Kian Low	✔
Justine F. Page	✔
Henry Samueli, Ph.D. (Chairman of the Board)	✔
Hock E. Tan (President & CEO)
Harry L. You	✔

See “Proposal 1: Election of Directors” below for more information about the Director Nominees.

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FISCAL 2024 HIGHLIGHTS

Total Stockholder Return and Return of Capital

Our total stockholder return (“TSR”) continues to significantly outperform the S&P 500 and our compensation peer group. Over the five-year period through fiscal 2024, we delivered TSR of 561%, and our market capitalization increased from $125.7 billion to $789.0 billion.

*TSR assumes $100 investment in Broadcom common stock on the last trading day of fiscal 2019 and reinvestment of dividends.

In addition, we returned an aggregate of $17.0 billion to our stockholders during fiscal 2024, consisting of $9.8 billion in cash dividends and $7.2 billion in stock repurchases. We also paid $5.2 billion for the elimination of shares withheld to cover employee tax withholding due upon the vesting of net-settled equity awards in fiscal 2024.

Furthermore, our strong free cash flow in fiscal 2024 enabled us to increase our quarterly common stock dividend to $0.59 per share in our first quarter of fiscal 2025, an increase of 11% over the quarterly dividends paid in the fourth quarter of fiscal 2024.

Financial Performance

Our record revenue, cash from operations and free cash flow in fiscal 2024 were driven by the organic growth of our AI-related products and our acquisition and integration of VMware, Inc. (“VMware”).

Due to the organic growth of our AI-related products such as our custom AI accelerators and AI connectivity products, our AI revenue increased 220% from $3.8 billion in fiscal 2023 to $12.2 billion in fiscal 2024 and represented 41% of our fiscal 2024 semiconductor solutions revenue of $30.1 billion. With the integration of VMware almost complete, our VMware products contributed for the first time to our fiscal 2024 infrastructure software solutions revenue of $21.5 billion.

Record Revenue	Record Cash From Operations	Record Free Cash Flow*
$51.6B	$20.0B	$19.4B
+44%YoY	+10%YoY	+10%YoY

    *See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

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Stock Split

In July 2024, we implemented a 10-for-1 forward stock split to make ownership of Broadcom common stock more accessible to our stockholders and employees.

FISCAL 2024 NAMED EXECUTIVE OFFICER COMPENSATION

Our executive compensation program is designed to (i) reward our executive officers for growing and sustaining stockholder value consistent with our long-term strategic plan, (ii) align the interests of our executive officers with the interests of our stockholders and (iii) attract, motivate and retain critical talent in a highly competitive talent market.

In line with our executive compensation program philosophy, design and objectives, 96% of our Chief Executive Officer’s (“CEO”) and 95% of our other named executive officers’ (“NEOs”) average annualized target total compensation in fiscal 2024 is comprised of variable compensation, with a majority tied to long-term stock price performance (based on the annualized value of their equity awards and assuming target performance level attainment) as shown in the charts below.

See “Compensation Discussion and Analysis — Executive Compensation Program” below for more information.

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CORPORATE GOVERNANCE
We are committed to strong corporate governance and have designed our corporate governance framework to support the long-term interests of our stockholders, as well as our workforce, customers and communities. Some of our key governance practices include the following:

✔	Proxy access	✔	Annual review of Board refreshment and composition

✔	Ability to call special meetings by two or more stockholders holding at least 10% of outstanding shares	✔	Separate Chairman and CEO roles, with a Lead Independent Director

✔	No supermajority voting requirements for bylaw amendments	✔	Strong independent Board — 8 of 9 nominees are independent

✔	No “poison pill”	✔	Annual election of all directors

✔	Annual say-on-pay vote	✔	Majority vote for directors in uncontested election

✔	Robust stock ownership guidelines for all executive officers and directors	✔	Independent directors regularly meet in executive session

✔	No hedging of stock by employees and directors	✔	Annual Board and committee evaluations

✔	No pledging of stock by employees or, unless a limited exception is approved, by executive officers or directors	✔	Active CEO and senior management succession review
CODE OF ETHICS AND BUSINESS CONDUCT
Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that is applicable to all members of our Board, employees, including executive officers, and contractors of Broadcom and its subsidiaries. The Code of Ethics guides us in how we conduct our business and work
with each other, and reflects our values, standards and expectations. Any amendments to or waivers given to our executive officers or directors under the Code of Ethics will be disclosed on our website to the extent required under the applicable Securities and Exchange Commission (“SEC”) rules or Nasdaq Stock Market (“Nasdaq”) listing standards.
A copy of the Code of Ethics is available in the “Investor Center — Corporate Governance” section of our website or upon request to: Investor Relations, Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304.
CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines that cover various topics relating to our Board and its activities. A copy of the Corporate Governance Guidelines is available in the “Investor Center — Corporate Governance” section of our website or upon request to: Investor Relations, Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304. A summary of our key governance practices in the Corporate Governance Guidelines is set forth below.
Protections Against Overboarding
To ensure that our directors are not over-committed and have sufficient time to fulfill their duties and responsibilities on our Board effectively, directors may not serve on more than four other public company boards without prior approval, except that a director who also serves as the chief executive officer of a public company should not serve on more than two public company boards in addition to our Board. The Nominating, Environmental, Social and Governance Committee (the “NESG Committee”) regularly reviews the commitments of our directors, including the number of other public company directorships.
When considering any requests to serve on additional public company boards, our Board, with the NESG Committee, carefully reviews such director’s prior time and attention to our Board and ability to continue to dedicate sufficient time to fulfill the responsibilities required as a member of our Board. Our Board also considers such director’s contributions to our Board and whether such director’s service with the other public company boards will impact service on our Board and the committees on which the director is a member, including if the other public company is a special purpose acquisition company.

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Resignation Offered with Significant Job Change
Any director who retires from or terminates his or her present employment or who materially changes his or her position is required to submit an offer of resignation as a director of our Board. This provides our Board the opportunity to evaluate whether such director should continue to sit on our Board in light of the new occupational status. Our Board, following review by the NESG Committee, may invite any such director to remain a director if our Board determines that the continued service of such director is in the best interests of Broadcom and our stockholders.
Resignation Offered at Age 75
Our Board does not currently believe that a mandatory retirement age for non-employee
directors is necessary and that continued service by a particular director may be in the best interests of Broadcom and our stockholders. However, when a non-employee
director reaches the age of 75 years, the director is required to offer such director’s resignation to our Board, to be effective as of the next annual meeting of stockholders. This allows our Board to evaluate the composition and needs of our Board and determine whether continued service of such director is in the best interests of Broadcom and our stockholders, taking into consideration the importance of having directors who understand our business, operations, technology, strategy and industries.
STOCK OWNERSHIP GUIDELINES
The Compensation Committee has put in place robust stock ownership guidelines for our non-employee
directors and executive officers as outlined below:

Position	Stock Ownership

Non-Employee Director	5x Annual Cash Retainer

CEO	6x Base Salary

Other Executive Officers	3x Base Salary
Shares owned outright or indirectly beneficially owned, as well as unvested restricted stock unit (“RSU”) awards and earned-but-unvested
performance stock unit (“PSU”) awards count towards achieving the stock ownership guidelines. If stock options are granted, shares subject to such unexercised awards would not count towards achieving the stock ownership guidelines.
Our
non-employee
directors and executive officers are expected to satisfy the applicable stock ownership guidelines within five years after the date on which they become a director or an executive officer and hold at least such minimum value in shares of common stock while they remain a director or an executive officer.
Based on the closing price of Broadcom common stock on the Record Date, all of our non-employee
directors and executive officers have met the level of ownership in our stock ownership guidelines.
RESTRICTIONS ON TRANSACTIONS INVOLVING OUR SECURITIES
Insider Trading Compliance Policy
Broadcom has adopted an Insider Trading Compliance Policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees, and Broadcom itself. A copy of our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our 2024 Annual Report.
Anti-Hedging and Anti-Pledging Restrictions
Our Insider Trading Compliance Policy prohibits all members of our Board and employees, including executive officers, from hedging Broadcom securities, including using calls, options, puts, collars or other instruments to hedge or offset decreases in the market value of Broadcom securities, short selling Broadcom securities, trading in derivative securities related to Broadcom securities or pledging Broadcom securities as collateral for loans. Only upon approval by the NESG Committee and our Board and the establishment of conditional parameters by our Board may a director or an executive officer receive a limited exception to pledge Broadcom securities as collateral for a loan. In evaluating any request for a

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limited exception, the NESG Committee and our Board assess, among other factors they deem relevant, the proposed amount of Broadcom securities to be pledged, the risks associated with the proposed transaction, the key terms of the proposed transaction and the purpose of the proposed transaction.
Upon a request by Dr. Samueli to pledge shares of Broadcom common stock as collateral for loans, the NESG Committee and our Board carefully reviewed and, following approval by the NESG Committee, our Board approved a framework for Dr. Samueli to enter into a pledging arrangement that enables Dr. Samueli to access the funds necessary to pursue a development project called OCVIBE in Orange County, California (as further described below), while also allowing Dr. Samueli to continue to own the pledged shares. Rather than selling Broadcom common stock in the near term to fund the development project, the pledging arrangement allows Dr. Samueli to retain his Broadcom common stock, or, if he chooses, to engage in an orderly disposition of his Broadcom common stock over time to extinguish the pledge.
Under the approved framework, (i) the total number of shares of Broadcom common stock pledged must not exceed 25% of the total number of shares of Broadcom common stock beneficially owned by Dr. Samueli at the time of entering into the pledging arrangement and (ii) the aggregate loan amount collateralized by such pledged shares must not exceed 12.5% of the fair market value of the total number of shares of Broadcom common stock beneficially owned by Dr. Samueli at the time of entering into the pledging arrangement. Any proposed modification to these parameters or entry into a new pledging arrangement would require a new approval by the NESG Committee and our Board.
Pursuant to our Board’s approval of this limited exception, Dr. Samueli has pledged shares of Broadcom common stock to secure loans for a development project called OCVIBE in Orange County, California, that aims to create jobs, affordable housing and a central community hub for Orange County and its surrounding
communities. On November 15, 2024, Dr. Samueli pledged 16,175,000 shares of Broadcom common stock, which, at that time, represented approximately 18% of the total shares beneficially owned by Dr. Samueli and 0.3% of the total outstanding shares of Broadcom common stock.
Our Board was advised by outside counsel of the Board’s responsibilities in connection with its determination whether to grant a limited exception to the policy prohibiting pledging of Broadcom securities, the potential risks associated with Dr. Samueli’s pledging arrangement, including the possibility the pledge could result in a forced sale of the pledged shares, and the developments in other issuers’ practices and policies with respect to pledging. The NESG Committee and our Board considered the following factors, among others, and believe that Dr. Samueli’s pledging arrangement does not pose a material risk to Broadcom or our stockholders, in part because:

•
The pledged shares are not being used for the purpose of shifting or hedging Dr. Samueli’s economic risk in owning Broadcom common stock. The approval of a limited exception allows Dr. Samueli to retain a substantial equity interest in Broadcom while supporting the development of the Orange County community and its surrounding communities.

If our Board had not permitted Dr. Samueli to pledge a portion of his shares of Broadcom common stock, he likely would have chosen, at the time of the pledge, to instead dispose of his shares of Broadcom common stock to fund the development project.

•
The aggregate number of shares of Broadcom common stock pledged by Dr. Samueli in relation to the total number of shares of Broadcom common stock outstanding is small, representing only 0.3% of Broadcom’s outstanding shares as of February 21, 2025.

•
Even if the pledged shares were to be sold, Dr. Samueli would still easily be in compliance with Broadcom’s stock ownership requirements. Excluding the pledged shares, as of February 21, 2025, Dr. Samueli’s ownership of Broadcom common stock is approximately 29,876 times the amount he is required to hold under Broadcom’s stock ownership guidelines.

•
Our Board believes that Dr. Samueli has the financial capacity to repay the loans, which are less than the value of the pledged shares, without resorting to selling a significant majority of the Broadcom common stock owned by Dr. Samueli. Based on the closing price of Broadcom common stock on November 15, 2024, the value of the pledged shares was approximately $2.7 billion.

•
Dr. Samueli is a long-term holder of Broadcom common stock and received almost all of his Broadcom common stock pursuant to Broadcom’s acquisition of Broadcom Corporation, which Dr. Samueli co-founded.
None of the pledged shares were acquired through a Broadcom stock plan. Since the acquisition of Broadcom Corporation in February 2016, Dr. Samueli has demonstrated a history of alignment with the long-term best interests of Broadcom and our stockholders.

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No other executive officer or director, or any of their immediate family members, has pledged shares of Broadcom common stock. The NESG Committee reviews Dr. Samueli’s pledging arrangement from a risk management perspective and regularly provides a report to our Board.

SUCCESSION PLANNING

Pursuant to the Corporate Governance Guidelines, our Board is responsible for the development and regular review of a comprehensive succession plan for our CEO and senior management. Our Board believes that the full Board, including our CEO, should be actively engaged and involved in CEO and senior management succession planning, with the goal of business and operational continuity and sustaining the strong track record of increasing stockholder value.

CEO succession planning is a top priority for our Board. Our Board discusses CEO succession planning regularly during executive sessions and has developed both a longer-term CEO succession plan and an interim contingency CEO succession plan.

Our Board reviews the longer-term CEO succession plan annually. The longer-term CEO succession plan includes the identification and assessment of internal candidates and, as appropriate, the identification of external candidates. The longer-term CEO succession plan is currently focused on the development of high-potential internal candidates identified thus far, maintaining business and operational continuity, and sustaining the strong track record of increasing stockholder value.

Our Board, including our CEO, works with our Vice President of Human Resources and an external advisor to assess the skills, experience, achievements and competencies of the internal candidates. This robust assessment provides a thorough review of the internal candidates’ strengths and areas for development and improvement. The purpose of the assessment is to evaluate whether the internal candidates already possess or can develop the skills and attributes that our Board believes are necessary to lead a large global technology company and increase stockholder value. The experience, skills and attributes our Board considers necessary to succeed in the CEO position include, among others, strategic vision and leadership, technical expertise, disciplined management of operating costs and expenses, and execution of M&A transactions.

Based on the assessment, the external advisor creates a development plan for the internal candidates that is reviewed by our Board, including our CEO, and includes their input and feedback. Throughout the year, the internal candidates are given opportunities and exposure to develop and improve their competencies outside of their area of responsibility and expertise. The internal candidates and senior management also present to our Board at least annually and interact with our Board informally outside of the regularly scheduled Board meetings, which provide our Board with numerous opportunities to meet the internal candidates and senior management. Our Board, including our CEO, annually reviews the development plans and the progress of the internal candidates and provides input and feedback.

The interim contingency CEO succession plan that our Board developed would utilize internal candidates and become effective only in the event our CEO is unexpectedly unable to perform his duties. The interim contingency CEO succession plan is intended to minimize potential disruption to the business and preserve business and operational continuity. Our Board also reviews annually the internal candidates for the interim contingency CEO succession plan and identifies an internal candidate should our CEO unexpectedly become unable to perform his duties.

Our Board, including our CEO, also regularly reviews senior management succession planning and the composition of senior management with our Vice President of Human Resources. If the succession plan is triggered for a member of senior management, our Board would participate in the discussion and consideration of any action with our CEO and Vice President of Human Resources.

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STOCKHOLDER ENGAGEMENT

Our Board values open and ongoing engagement with our stockholders to better understand our stockholders’ views on various matters, including executive compensation, succession planning, risk oversight and corporate responsibility. Our Board engages annually with our stockholders to obtain their feedback and for our Board to consider a range of perspectives.

Prior to the 2024 annual meeting, we contacted our stockholders representing over 51% of our common stock outstanding. Our Compensation Committee Chair, on behalf of our Board, and representatives from the Legal and Human Resources teams (the “management engagement team”) met with our stockholders representing 40% of our common stock outstanding. We also met with our stockholders after the 2024 annual meeting to better understand the 61% support for our advisory say-on-pay proposal at the 2024 annual meeting (the “2024 Say-on-Pay proposal”) and to develop appropriate responsive actions.

More information about our engagement with our stockholders and our Board’s response to our stockholders’ feedback is provided below in “Stockholder Engagement.”

CORPORATE RESPONSIBILITY

Our Board, through the NESG Committee, oversees our corporate responsibility program and initiatives. The NESG Committee receives quarterly updates from management on these matters and regularly updates our Board. Our Board also reviews our annual corporate responsibility report (the “Report”).

In the Report, we discuss our annual corporate responsibility program and initiatives, including our products that help our customers achieve better performance with less power, our human rights program within our supply chain, our talented and dedicated workforce and our environmental impact.

We prepare the Report leveraging the Global Reporting Initiative (GRI) Sustainability Reporting Standards (core option), the Sustainability Accounting Standards Board (SASB) Semiconductors and Software & IT Services Industry Standards and the framework developed by the Task Force on Climate-Related Financial Disclosures (TCFD).

Additional information about our corporate responsibility program and initiatives is in the Report. We plan to publish our next Report in March 2025, which will be located in the Corporate Citizenship and the Investor Center sections of our website. The Report and our website are not part of or incorporated by reference into the Proxy Statement.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD

You may communicate with our Board at the following address:

Board of Directors

Broadcom Inc.

c/o Chief Legal and Corporate Affairs Officer

3421 Hillview Avenue

Palo Alto, California 94304

Communications are distributed to our Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded but will be made available to any director upon such director’s request.

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BOARD OF DIRECTORS

Our Board oversees the conduct of our business by senior management and risk management, provides guidance on strategic and business planning, is responsible for succession planning for our CEO and senior management, and ensures that the long-term interests of stockholders are being served.

BOARD MEMBERSHIP

Our Board is currently comprised of nine directors: Diane M. Bryant, Gayla J. Delly, Kenneth Y. Hao, Eddy W. Hartenstein, Check Kian Low, Justine F. Page, Henry Samueli, Ph.D., Hock E. Tan and Harry L. You.

DIRECTOR INDEPENDENCE

Our Board annually reviews the independence of each director and nominee and considers whether such individual has a material relationship with Broadcom, other members of our Board or our executive officers that could compromise their ability to exercise independent judgment in carrying out their responsibilities. For the purpose of assessing a director’s independence, our Board reviewed transactions and relationships between Broadcom and an entity where a director or nominee serves as a director, executive officer and/or is a beneficial owner, directly or indirectly, of such entity, or where a director or nominee for director serves on a non-employee advisory board of or in a non-employee advisory capacity to such an entity.

Our Board has determined that Dr. Samueli, Mses. Bryant, Delly and Page, and Messrs. Hao, Hartenstein, Low and You, representing eight of our nine director nominees, are “independent” directors under the Nasdaq listing standards. Mr. Tan, who serves as our President and CEO, is not deemed an “independent” director. Our Board previously determined that Raul J. Fernandez, who did not stand for re-election upon the expiration of his term at the 2024 annual meeting, was an “independent” director.

BOARD LEADERSHIP STRUCTURE

Our Board currently believes that Broadcom and our stockholders are best served by a board leadership structure in which the roles of the CEO and the Chairman of the Board are held by different individuals, and that there be a Lead Independent Director if the Chairman is not independent. Under this structure our CEO is generally responsible for setting Broadcom’s strategic direction and for the day-to-day management of our operations. The independent Chairman and/or the Lead Independent Director, as applicable, provides strong independent leadership to assist our Board in fulfilling its oversight role of management and our risk management practices, approves the agenda for board meetings, and presides over Board meetings and the executive sessions of our independent directors. Our Board annually reviews its leadership structure to determine whether it continues to best serve Broadcom and our stockholders. Currently, Mr. Tan serves as our President and CEO, Dr. Samueli serves as our independent Chairman of the Board and Mr. Hartenstein serves as our Lead Independent Director. While Dr. Samueli is independent, our Board has decided to continue the current leadership structure and division of responsibilities.

DIRECTOR NOMINATIONS

In accordance with the Corporate Governance Guidelines, our Board seeks individuals to serve as directors who have the highest personal and professional integrity and strength of character, demonstrated exceptional ability and judgment, and have diverse skills, experiences and backgrounds appropriate for the business and operations of Broadcom.

When evaluating director candidates, the NESG Committee seeks to ensure that our Board holistically has the requisite skills, experience and expertise, and consist of persons with appropriately diverse and independent backgrounds.

The NESG Committee considers all aspects of a candidate’s qualifications in the context of Broadcom’s needs, including:

•	personal and professional integrity, ethics and values

•	experience as an officer in corporate management

•	experience and expertise in our industries and international business, and familiarity with Broadcom

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•	experience as a board member of another public company

•	practical and mature business judgment

•	mix of backgrounds and perspectives

•	Board size and composition and the extent to which a candidate would fill a present need on our Board

•	other ongoing commitments and obligations of the candidate

•	independence from management

The NESG Committee will consider nominee recommendations from its members, other Board members and members of our management, as well as nominees recommended by our stockholders. The NESG Committee has from time to time also engaged third-party search firms to assist in identifying and evaluating possible candidates.

See “Other Information — Stockholder Proposals and Director Nominations for the 2026 Annual Meeting” below for information on the requirements for director nominations, including nominations using proxy access.

DIRECTOR ATTENDANCE AND MEETINGS

The Corporate Governance Guidelines provide that each director is expected to attend all meetings of our Board and of each committee on which the director is a member and the annual meetings of stockholders. Our Board held eight meetings during fiscal 2024 and our independent directors met at regularly scheduled executive sessions without management present. Each director attended at least 75% of the aggregate number of meetings of our Board and all committees of our Board on which the director served during fiscal 2024. All of the director nominees attended the 2024 annual meeting.

BOARD EVALUATIONS

Our Board is committed to reviewing its performance through an annual evaluation process, which is overseen by the NESG Committee. Through the evaluations, our directors provide feedback on our Board and its committees and assess their composition, processes and overall effectiveness. The Chairman of the Board and the Lead Independent Director report the results to our full Board and the Chairs of each committee report the results to their respective committees. Any findings that require consideration are addressed at subsequent Board and committee meetings, as appropriate.

BOARD RISK OVERSIGHT

Our Board believes that evaluating Broadcom’s key risks is one of its most important areas of oversight. Our Board regularly reviews and discusses with management key strategic and operational risks, including those related to operations, liquidity, credit, cybersecurity, compensation programs, workforce retention, and CEO and senior management succession.

We have an enterprise risk management program that is managed by our internal audit function, and our internal audit function works closely with our Board, CEO and senior management to identify, evaluate and manage risks, as well as our responses to those risks. Our internal audit function also reports at least annually to the Audit Committee the results of its annual risk assessment, including its assessment of the likelihood and severity of identified risks and the actions taken to monitor emerging risks, and coordinates cross-functionally on the risk mitigation efforts.

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In addition, each Board committee is responsible for the oversight of specific areas of risk and reports regularly to our Board on matters relating to those risks. Management reports, at least annually, on our risks and risk management practices to the relevant committees and the full Board.

Committee	Primary Areas of Risk Oversight

Audit

•   Oversee financial reporting process, accounting policies and internal controls

•   Evaluate risks related to financial reporting, accounting, auditing, tax and fraud

•   Evaluate exposures and risks related to cybersecurity, data privacy and information technology and controls, including our cybersecurity performance and risk profile, and monitoring, assessing and reporting such exposures

Compensation

•   Oversee compensation plans, programs and policies

•   Evaluate the relationship between risk management policies and practices, business strategy and compensation of executive officers and other executives

•   Evaluate and provide input on CEO and senior management succession planning

NESG

•   Review and evaluate the corporate governance framework, including governance guidelines and policies

•   Evaluate the structure and composition of our Board and committees, including director succession planning, backgrounds and perspectives, and related policies and procedures

•   Oversee the corporate responsibility program and initiatives

Cybersecurity Risk Management

Our Board is actively involved in overseeing our cybersecurity risk management and shares oversight responsibility and processes with the Audit Committee. Our management, including our Chief Information Officer (“CIO”), in consultation with our Chief Information Security Officer, reviews with the Audit Committee at least quarterly our cybersecurity policies, practices and protective measures, threat intelligence, cybersecurity incidents and related risks. At least quarterly, our CIO also provides the Audit Committee with an update on our enterprise security program that includes procedures and policies for testing vulnerabilities, responding to cybersecurity threats, and training and evaluating our employees. The Audit Committee and management update our Board at least quarterly on our cybersecurity performance and risk profile and the effectiveness of our cybersecurity processes.

Compensation Risk Assessment

The Compensation Committee, in consultation with Meridian Compensation Partners, LLC (“Meridian”), conducts an annual review of our compensation policies and practices for our employees to assess the risks associated with such policies and practices. The Compensation Committee considered risk-mitigating factors in its review, such as our compensation policies and practices that provide a balance of short-term and long-term goals and awards and a mix of cash and equity components in the annual total compensation (as described below in “Compensation Discussion and Analysis” and “Executive Compensation”). The Compensation Committee also considered stock ownership guidelines, hedging and pledging prohibitions, as well as any limited exception approved by the NESG Committee and our Board, and its own oversight process consisting of independent directors. Based upon this risk assessment, the Compensation Committee concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on Broadcom.

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BOARD COMMITTEES

Our Board has the following committees: Audit Committee, Compensation Committee, NESG Committee and Executive Committee. The Audit Committee, the Compensation Committee and the NESG Committee each operate under a charter that satisfies the applicable rules of the SEC and the Nasdaq listing standards. The charters for all four committees are available in the “Investor Center — Corporate Governance” section of our website. Stockholders may also request a copy from Investor Relations, Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304.

The current members and chairs of the committees are provided below.

Committees

Name	Audit	Compensation	NESG	Executive

Diane M. Bryant		t

Gayla J. Delly	❖		t	t

Kenneth Y. Hao(1)

Eddy W. Hartenstein (Lead Independent Director)		t	❖	t

Check Kian Low		t	t

Justine F. Page	t

Henry Samueli, Ph.D. (Chairman of the Board)				❖

Hock E. Tan (President & CEO)				t

Harry L. You	t	❖		t

t Member  ❖ Chair

(1)	Mr. Hao has not been appointed to any committees.

Audit Committee

Each member of the Audit Committee meets the audit committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mses. Delly and Page and Mr. You are audit committee financial experts under applicable SEC rules and have the requisite financial sophistication required by applicable Nasdaq rules.

Members	Primary Responsibilities	Meetings in Fiscal 2024

Gayla J. Delly (Chair) Justine F. Page Harry L. You

•  Oversee the quality and integrity of financial statements, disclosure controls and procedures, and internal controls over financial reporting

•  Determine the appointment, compensation, retention, qualifications and independence of our independent registered public accounting firm

•  Conduct an annual performance evaluation of the internal audit function and independent registered public accounting firm

•  Oversee financial and operational risk, including any exposures and risks related to cybersecurity, data privacy and information technology systems controls, and fraud, and the steps management takes to monitor, control and report such exposures

•  Oversee compliance with legal and regulatory requirements

•  Establish procedures for the receipt, retention, investigation and treatment of complaints regarding accounting, internal controls and auditing matters

•  Review related party transactions

7

13

Compensation Committee

Each member of the Compensation Committee meets the compensation committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq, and is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Members	Primary Responsibilities	Meetings in Fiscal 2024

Harry L. You (Chair) Diane M. Bryant Eddy W. Hartenstein Check Kian Low

•  Determine executive (other than our CEO) compensation

•  Recommend to the independent directors our CEO’s compensation

•  Design (in consultation with management or our Board, as applicable) and evaluate compensation plans, programs and policies

•  Administer equity-based plans and approve the terms of grants under those plans

•  Confirm that compensation policies and practices do not encourage unnecessary risk-taking

•  Review and discuss, at least annually, the relationship between risk management policies and practices, business strategy and executive officers’ compensation

•  Establish and periodically review policies concerning perquisite benefits

•  Review and approve all employment agreements, severance and change-in-control arrangements and perquisites for executives (other than our CEO) and recommend to the independent directors such agreements and perquisites relating to our CEO

•  Evaluate and provide input on CEO and senior management succession planning

•  Review and make recommendations to our Board regarding compensation for non-employee directors

•  Establish and periodically review stockholder ownership guidelines

•  Provide oversight over its independent compensation consultant

5

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee, Ms. Bryant and Messrs. Hartenstein, Low and You, are not and have never been officers or employees of Broadcom. During fiscal 2024, none of our executive officers served on the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

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Nominating, Environmental, Social & Governance Committee

Each member of the NESG Committee is independent in accordance with the applicable Nasdaq rules and regulations.

Members	Primary Responsibilities	Meetings in Fiscal 2024

Eddy W. Hartenstein (Chair) Gayla J. Delly Check Kian Low

•  Take a leadership role in shaping our corporate governance policies and procedures and develop recommendations for our Board

•  Identify, evaluate and recommend to our Board qualified director candidates for election or to fill vacancies on our Board

•  Assess director independence

•  Oversee the annual evaluation of our Board and its committees

•  Consider stockholder proposals submitted for consideration at the annual meeting of stockholders

•  Periodically assess director continuing education with respect to the business, financial statements, corporate governance and other appropriate subjects

•  Periodically review and assess the Corporate Governance Guidelines and recommend changes to our Board

•  Oversee our corporate responsibility program and initiatives, including governance, human rights in supply chain and climate-related matters

4

Executive Committee

The Executive Committee is comprised of our CEO, the Chairman of the Board and such other directors as our Board appoints.

Members	Primary Responsibilities	Meetings in Fiscal 2024

Henry Samueli, Ph.D. (Chair) Gayla J. Delly Eddy W. Hartenstein Hock E. Tan Harry L. You

Review and approve, subject to specified limitations:

•  investments, acquisitions, dispositions and capital expenditures

•  new or incremental debt financings or borrowings, or amendments thereto, or refinancings thereof, including convertible debt, bond financing and commercial paper

•  treasury, cash management and other banking matters

Review and provide recommendations to our Board on matters requiring full Board approval, including:

•  business opportunities, strategies and proposals, and other strategic matters

•  business plans, annual budgets, targets, operational plans, capital structure and dividend policy

•  proposed transactions that exceed their approval thresholds

•  efficient organization and management structure of Broadcom

2

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DIRECTOR COMPENSATION

On an annual basis, the Compensation Committee reviews our non-employee director compensation, with input from its independent compensation consultant regarding market practice and the competitiveness of our non-employee director compensation. Our Board approves any changes to our non-employee director compensation, taking into consideration the recommendations of the Compensation Committee and based on its own review. Our non-employee directors receive cash and equity compensation in consideration for their service on our Board, as set forth in more detail below. Our non-employee directors do not participate in any company pension plan or deferred compensation plan. We do not compensate Mr. Tan for his service on our Board or any committee of our Board.

Cash Compensation

For fiscal 2024, our non-employee directors were entitled to receive the following annual cash compensation, payable quarterly:

Pay Component	Annual Fees

Annual Retainer (payable to all non-employee directors)	$105,000

Additional Fees:

Independent Chairman of the Board	$150,000

Lead Independent Director	$100,000

Chair of the Audit Committee	$ 40,000

Chair of the Compensation Committee	$ 30,000

Chair of the NESG Committee	$ 25,000

Member of the Audit Committee (other than Chair)	$ 15,000

Member of the Compensation Committee (other than Chair)	$ 10,000

Member of the NESG Committee (other than Chair)	$ 10,000

In addition, we reimburse or pay non-employee directors for travel and other out-of-pocket expenses related to their attendance at Board and committee meetings, the annual meeting of stockholders and other Board-related travel undertaken at our request.

In December 2024, the Compensation Committee and its independent compensation consultant recommended to our Board, and our Board approved, increasing the additional fees payable to the independent Chairman of the Board, Audit Committee Chair and NESG Committee Chair to $175,000, $45,000 and $27,500, respectively. All other annual fees remain unchanged.

Equity Compensation

For fiscal 2024, our non-employee directors were also entitled to receive the following equity awards:

•

upon the initial appointment to our Board, an initial RSU award using a target value of $250,000, prorated based on the expected portion of a year to be served between the time of such director’s appointment and the anticipated date of our annual meeting of stockholders immediately following the director’s appointment; and

•	an annual RSU award using a target value of $250,000, to be granted on the date of the annual meeting of stockholders, subject to the director’s re-election at such meeting.

To determine the number of shares of Broadcom common stock granted pursuant to such awards, the value of the award is divided by the average closing price quoted on the Nasdaq Global Select Market over 30 calendar days immediately preceding the grant date. These RSU awards vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the date on which the annual meeting of stockholders immediately following the grant date is held, subject to the director’s continued service on our Board.

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In December 2024, the Compensation Committee and its independent compensation consultant recommended to our Board, and our Board approved, increasing the equity compensation paid to our non-employee directors such that our non-employee directors will be entitled to receive an initial RSU award and an annual RSU award, each with a target value of $275,000, subject to the same terms and conditions as described above.

Director Compensation for Fiscal 2024

The following table sets forth the compensation earned by our non-employee directors during fiscal 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Diane M. Bryant	115,000	227,567	342,567

Gayla J. Delly	142,500	227,567	370,067

Raul J. Fernandez(2)	65,000	—	65,000

Kenneth Y. Hao	78,750	283,272	362,022

Eddy W. Hartenstein	240,000	227,567	467,567

Check Kian Low	125,000	227,567	352,567

Justine F. Page	132,500	227,567	360,067

Henry Samueli, Ph.D.	191,250	227,567	418,817

Harry L. You	150,000	227,567	377,567

(1)

Represents the grant date fair value of a RSU award for (i) 1,890 shares of Broadcom common stock granted to the director on April 22, 2024 following his or her election to our Board and, with respect to Mr. Hao, (ii) 450 shares granted on February 5, 2024 upon his appointment to our Board, determined in accordance with Accounting Standards Codification Topic Number 718 (“ASC 718”), which is the closing price of Broadcom common stock on the date of grant, reduced by the present value of dividends expected to be paid on Broadcom common stock prior to vesting.

The table below shows the aggregate number of shares of Broadcom common stock underlying RSU awards held by our non-employee directors as of November 3, 2024:

Name	Number of Shares Underlying RSUs

Diane M. Bryant	1,890

Gayla J. Delly	1,890

Kenneth Y. Hao	1,890

Eddy W. Hartenstein	1,890

Check Kian Low	1,890

Justine F. Page	1,890

Henry Samueli, Ph.D.	1,890

Harry L. You	1,890

(2)	Mr. Fernandez did not stand for re-election upon expiration of his term at the 2024 annual meeting.

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PROPOSAL 1:

ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Our Board is currently comprised of nine directors and our directors are to be elected each year at the annual meeting of stockholders. Upon the recommendation of the NESG Committee, our Board nominated the nine individuals below for election as directors, all of whom are currently directors of our Board. Stockholders may not vote their proxies for a greater number of persons than the number of director nominees provided below.

Our Board expects that each of the director nominees will be available to serve as a director. In the event a director nominee resigns or otherwise becomes unwilling or unable to serve after the mailing of the Internet Notice but before the Annual Meeting, our intention would be to make a public announcement of such resignation and either reduce the size of our Board or appoint a substitute nominee, in accordance with our Amended and Restated Bylaws (the “Bylaws”). If we reduce the size of our Board, this would reduce the number of nominees to be elected at the Annual Meeting. Votes received in respect of such director would not be counted in such circumstances. In the event that we instead propose to elect a substitute nominee at the Annual Meeting to fill any such vacancy, it is intended that the shares represented by the proxy will be voted for such substitute nominee.

Our Board believes that each director nominee has the experience, qualifications, integrity and understanding of our business and industries required for service on our Board. The demographic background of the director nominees includes ethnicity (four directors) and gender (three directors). Our Board believes that the current composition of the Board as a whole reflects an appropriate mix of tenure, skill sets, backgrounds and perspectives, experience and qualifications that are relevant to Broadcom’s business strategy and governance. Our Board, in consultation with the NESG Committee, also believes that each director nominee has demonstrated the willingness and the ability to dedicate sufficient time and attention to fulfill the responsibilities required as a director and that any service with other public companies does not and will not impact service on our Board.

Director Qualifications, Skills and Experience

Qualifications & Skills	Bryant	Delly	Hao	Hartenstein	Low	Page	Samueli	Tan	You

Business Development & Strategy	✔	✔	✔	✔	✔		✔	✔	✔

Cybersecurity	✔		✔					✔	✔

Executive Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔

Finance/Accounting		✔	✔	✔	✔	✔		✔	✔

Global Business	✔	✔	✔	✔	✔	✔	✔	✔	✔

Manufacturing/Supply Chain	✔	✔				✔	✔	✔

Semiconductor	✔	✔	✔	✔		✔	✔	✔

Software/Cloud Computing	✔		✔					✔	✔

Technology/Innovation	✔	✔	✔	✔			✔	✔	✔

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The biographical information of each director nominee provided below is as of February 21, 2025.

Diane M. Bryant

Director Since: 2019

Independent Director

Age: 62

Ms. Bryant served as Chief Executive Officer of NovaSignal Corp., a medical technology and data company specializing in the assessment and management of brain health, from January 2020 to June 2023. She was Chief Operating Officer of Google Cloud at Alphabet Inc. from December 2017 to July 2018. Prior to Alphabet, she held several executive leadership positions at Intel Corporation, including as Group President and Executive Vice President and General Manager of the Data Center Group that develops server, storage and network platforms for the digital services economy and Corporate Vice President and Chief Information Officer. She also serves on the Chancellor’s Board of Advisors at the University of California at Davis.

Ms. Bryant serves as a director of Haemonetics Corporation. She served as a director of United Technologies Corporation from January 2017 until its acquisition by Raytheon Company in April 2020.

Board Committees:

•  Compensation

Qualification & Skills:

•  Business Development & Strategy

•  Cybersecurity

•  Executive Leadership

•  Global Business

•  Manufacturing/Supply Chain

•  Semiconductor

•  Software/Cloud Computing

•  Technology/Innovation

Gayla J. Delly

Director Since: 2017 Independent Director Age: 65	Board Committees: • Audit (Chair) • NESG • Executive

Ms. Delly served as Chief Executive Officer of Benchmark Electronics Inc., a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments, from 2012 to 2016. She held several executive leadership positions at Benchmark, including as President from 2006 to 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and Corporate Controller and Treasurer from 1995 to 2001. She is also a certified public accountant and was a senior audit manager at KPMG LLP before joining Benchmark.

Ms. Delly serves as a director of Flowserve Corporation and Littelfuse, Inc. She served as a director of National Instruments Corporation from March 2020 until its acquisition by Emerson Electric Co. in October 2023 and Benchmark from 2011 to 2016.

Qualification & Skills: • Business Development & Strategy • Executive Leadership • Finance/Accounting • Global Business • Manufacturing/Supply Chain • Semiconductor • Technology/Innovation

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Kenneth Y. Hao

Director Since: 2024 Independent Director Age: 56	Board Committees: • None

Mr. Hao has served as Chairman and Managing Partner of Silver Lake, a global technology investment firm, since December 2019. He joined Silver Lake in 2000 and has served in various roles, including as Managing Partner and Managing Director from 2012 to 2019. Prior to Silver Lake, he served in various roles, including as Managing Director, at Hambrecht & Quist (now part of J.P. Morgan) from 1990 to 1999.

Mr. Hao serves as a director of SolarWinds Corporation. He served as a director of Splunk Inc. from July 2021 to March 2024, NortonLifeLock Inc. (formerly Symantec Corporation) from March 2016 to September 2022 and SMART Global Holdings, Inc. from April 2011 to April 2021.

Qualification & Skills:

•  Business Development & Strategy

•  Cybersecurity

•  Executive Leadership

•  Finance/Accounting

•  Global Business

•  Semiconductor

•  Software/Cloud Computing

•  Technology/Innovation

Eddy W. Hartenstein

Director Since: 2016 Lead Independent Director since 2018 Age: 74	Board Committees: • Compensation • NESG (Chair) • Executive

Mr. Hartenstein served as the publisher and Chief Executive Officer of the Los Angeles Times from 2008 to 2014. He was President and Chief Executive Officer from 2011 to 2013 and co-President from 2010 to 2011 of the Tribune Company, a multimedia, publishing, digital media and broadcasting company. He was Chief Executive Officer from 2001 to 2004 and President from its inception in 1990 to 2001 of DIRECTV Inc., a television service provider. He was inducted into the Consumer Electronics Association Hall of Fame in 2008, the Broadcasting and Cable Hall of Fame in 2002 and the National Academy of Engineering in 2001, and received an Emmy award from the National Academy of Television Arts and Sciences for lifetime achievement in 2007.

Mr. Hartenstein serves as a director of Sirius XM Holdings Inc. He served as a director of TiVo Corporation from September 2016 until its acquisition by Xperi Corporation in June 2020, Tribune Publishing Company from August 2014 to May 2020, Yahoo, Inc. from April 2016 to June 2017, Broadcom Corporation from 2008 to 2016, Rovi Corporation from 2015 until its acquisition by TiVo Corporation in 2016 and SanDisk Corporation from 2005 until its acquisition by Western Digital Corporation in 2016, and as Vice Chairman of the Board of The DIRECTV Group Inc. from 2003 to 2004 and Chairman of the Board of DIRECTV Inc. from 2001 to 2004.

Qualification & Skills: • Business Development & Strategy • Executive Leadership • Finance/Accounting • Global Business • Semiconductor • Technology/Innovation

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Check Kian Low

Director Since: 2016 Independent Director Age: 65	Board Committees: • Compensation • NESG

Mr. Low has served as a founding partner and director of NewSmith Capital Partners LLP, an independent partnership providing corporate finance advice and investment management services, for which he manages the Asia Pacific offices, since 2003. He is an owner and director of Cluny Capital Limited since 2007. He was a Special Advisor to Singapore Telecommunications Limited from October 2021 to September 2023. Prior to founding NewSmith, he held various positions at Merrill Lynch & Co., including as Senior Vice-President, member of the Executive Management Committee and Chairman for the Asia Pacific Region.

Mr. Low served as a director of Singapore Telecommunications Limited from May 2011 to July 2021.

Qualification & Skills: • Business Development & Strategy • Executive Leadership • Finance/Accounting • Global Business

Justine F. Page

Director Since: 2019 Independent Director Age: 62	Board Committees: • Audit

Ms. Page served as Vice President of Finance, Chief Financial Officer and Secretary of Integrated Circuit Systems, Inc., a publicly-traded timing solutions IC company, from 1999 until its acquisition by Integrated Device Technology, Inc. in 2005. She also held several leadership positions at ICS, including as Director of Finance and Administration and Assistant Treasurer from 1993 to 1999. She holds a B.A. degree in accounting from Immaculata College and a Master of Taxation degree from Villanova University.

Ms. Page served as a director of Broadcom Limited from 2016 to 2017, SunEdison Semiconductor Limited from 2014 to 2016 and Avago Technologies Limited from 2008 to 2016.

Qualification & Skills: • Executive Leadership • Finance/Accounting • Global Business • Manufacturing/Supply Chain • Semiconductor

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Henry Samueli, Ph.D.

Director Since: 2016 Chairman of the Board since 2018 Age: 70	Board Committees: • Executive (Chair)

Dr. Samueli served as our Chief Technical Officer from February 2016 to December 2018. He co-founded Broadcom Corporation in 1991 and held several executive leadership positions at Broadcom Corporation until its acquisition by Broadcom Inc. (formerly known as Avago Technologies Limited), including as Chief Technical Officer from 1991 to 2008 and 2009 to 2016, Technology Advisor from 2008 to 2009, and Vice President of Research and Development from 1991 to 2003. He is the co-owner of the National Hockey League’s Anaheim Ducks since 2005. He is a Professor in the Electrical and Computer Engineering Department at the University of California, Los Angeles since 1985 (on leave of absence since 1995) and a Distinguished Adjunct Professor in the Electrical Engineering and Computer Science Department at the University of California, Irvine since 2003. Prior to Broadcom Corporation, he co-founded and was Chief Scientist at PairGain Technologies from 1988 to 1994. He held various engineering and management positions in the Electronics and Technology Division of TRW, Inc. from 1980 to 1985. He is also a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, a Fellow of the National Academy of Inventors and a Member of the National Academy of Engineering, and received the IEEE Medal of Honor in 2025.

Dr. Samueli served as Chairman and Co-Chairman of the Board of Broadcom Corporation from 2011 to 2016 and from 1991 to 2008.

Qualification & Skills: • Business Development & Strategy • Executive Leadership • Global Business • Manufacturing/Supply Chain • Semiconductor • Technology/Innovation

Hock E. Tan

Director Since: 2006 President & CEO Age: 73	Board Committees: • Executive

Mr. Tan has served as our President and CEO since March 2006. He was President and Chief Executive Officer at Integrated Circuit Systems, Inc., a publicly-traded timing solutions IC company, from 1999 until its acquisition by Integrated Device Technology, Inc. in 2005. He also served in various executive roles at ICS, including as Chief Operating Officer from 1996 to 1999 and Senior Vice President and Chief Financial Officer from 1995 to 1999. He was Vice President of Finance at Commodore International, Ltd. from 1992 to 1994 and held senior management positions at PepsiCo, Inc. and General Motors Corporation. He was managing director of Pacven Investment, Ltd., a venture capital fund in Singapore, from 1988 to 1992 and was managing director of Hume Industries Ltd. in Malaysia from 1983 to 1988. He also has served as a Member of the President’s National Security and Telecommunications Advisory Committee since 2020.

Mr. Tan serves as a director of Meta Platforms, Inc. Mr. Tan was Chairman of the Board of IDT, a publicly-traded semiconductor company, following its acquisition of ICS from 2005 to 2008.

Qualification & Skills:

•  Business Development & Strategy

•  Cybersecurity

•  Executive Leadership

•  Finance/Accounting

•  Global Business

•  Manufacturing/Supply Chain

•  Semiconductor

•  Software/Cloud Computing

•  Technology/Innovation

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Harry L. You

Director Since: 2019 Independent Director Age: 65	Board Committees: • Audit • Compensation (Chair) • Executive

Mr. You served as Chief Financial Officer from September 2016 to August 2019 and President from September 2016 to February 2019 and in May 2019 of GTY Technology Holdings Inc., a software as a service company that offers cloud-based solutions for the public sector. He was Executive Vice President in the Office of the Chairman of EMC Corporation from 2008 to 2016 and oversaw corporate strategy and new business development, including mergers and acquisitions, joint ventures and venture capital. He was Chief Executive Officer from 2005 to 2007 and Interim Chief Financial Officer from 2005 to 2006 of BearingPoint Inc. He was Executive Vice President and Chief Financial Officer of Oracle Corporation from 2004 to 2005. Prior to joining Oracle, he held several key positions in finance, including as Chief Financial Officer of Accenture Ltd. He also has served as a trustee of the U.S. Olympic Committee Foundation since 2016.

Mr. You serves as Chairman of the Board of Rain Enhancement Technologies Holdco, Inc. Mr. You served as Vice Chairman of the Board of GTY Technology from February 2019 to July 2022 and as a director of IonQ, Inc. from September 2021 to February 2025, Coupang, Inc. from January 2021 to June 2023, Genius Sports Limited from April 2021 to December 2022, Rush Street Interactive, Inc. from September 2019 to June 2022 and Korn/Ferry International from 2005 to 2016.

Mr. You is also involved in the following special purpose acquisition companies that our Board believes do not require the same time commitment as an operating company. Mr. You has served as Interim Chief Executive Officer since February 2025 and as Chief Financial Officer since February 2022 of dMY Squared Technology Group, Inc., where he previously served as Co-Chief Executive Officer from March 2022 to March 2023. Mr. You is also Chairman of the Board of dMY Squared Technology Group. Mr. You served as a director of these special purpose acquisition companies: Coliseum Acquisition Corp. from June 2023 to December 2024, dMY Technology Group, Inc. VI from April 2021 to April 2023, dMY Technology Group, Inc. II from June 2020 to April 2021 and dMY Technology Group, Inc. IV from December 2020 to December 2021.

Qualification & Skills: • Business Development & Strategy • Cybersecurity • Executive Leadership • Finance/Accounting • Global Business • Software/Cloud Computing • Technology/Innovation

Our Board recommends a vote FOR the election of each of the director nominees.

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PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our consolidated financial statements. The Audit Committee has reappointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal 2025. Our Board and the Audit Committee believe that the continued retention of PwC is in the best interests of Broadcom and our stockholders. We expect a representative from PwC to be present at the Annual Meeting. This representative will have the opportunity to make a statement if the representative so desires and is expected to be available to respond to appropriate questions.

Our stockholders are not required to ratify the appointment of PwC as our independent registered public accounting firm. However, we are submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will reconsider whether or not to continue to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Broadcom and our stockholders.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Set forth below are the fees for all services rendered by PwC to Broadcom for fiscal 2024 and 2023.

	Fiscal 2024	Fiscal 2023

		($ in thousands)

Audit Fees	29,664	14,605

Audit-Related Fees	9,500	—

Tax Fees	2,818	1,386

All Other Fees	30	10

Total	42,012	16,001

Audit Fees consist of fees billed for professional services provided in connection with the integrated audit of our annual consolidated financial statements, which includes an audit of internal controls over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits, comfort letters and consents.

Audit-Related Fees consist of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our consolidated financial statements and not included in Audit Fees. In fiscal 2024, these fees included services related to acquisition due diligence.

Tax Fees consist of fees billed for professional services for tax compliance and tax consulting. Corporate tax services encompass a variety of permissible services, including assistance with transfer pricing documentation, expatriate income tax matters, local tax compliance matters, tax audits and tax credit documentation.

All Other Fees consist of fees for professional services rendered by PwC for permissible non-audit services, which include services for various licenses related to general and specialized accounting research software.

In considering the nature of the services provided by PwC, the Audit Committee determined that the provision of these services is compatible with maintaining the independence of PwC. The Audit Committee discussed these services with PwC and our management to determine that they are permitted under the rules and regulations concerning independent registered public accounting firms’ independence promulgated by the SEC, as well as by the American Institute of Certified Public Accountants.

Other than as stated above, no fees were billed to Broadcom by PwC for fiscal 2024 and 2023.

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AUDIT COMMITTEE PRE-APPROVAL OF SERVICES POLICY

All engagements with our independent registered public accounting firm, regardless of amount, must be authorized in advance by the Audit Committee. The Audit Committee has delegated its pre-approval authority to the Audit Committee Chair, provided that any matters approved in such manner are presented to the Audit Committee at its next regularly scheduled meeting. Pursuant to the charter of the Audit Committee, committee approval of non-audit services (other than review and attest services) is not required if such services fall within available exceptions established by the SEC. However, to date, the Audit Committee’s policy has been to approve all services provided by our independent registered public accounting firm. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the Audit Committee’s pre-approval and the fees for the services performed to date.

During fiscal 2024 and 2023, all services provided to Broadcom by PwC were pre-approved by the Audit Committee.

Our Board recommends a vote FOR the ratification of appointment of

PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for fiscal 2025.

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AUDIT COMMITTEE REPORT

The Audit Committee is responsible for assisting the Board with its oversight responsibilities regarding the following:

•	the quality and integrity of Broadcom’s financial statements and internal controls;

•	the appointment, compensation, retention, qualifications and independence of Broadcom’s independent registered public accounting firm;

•	the performance of Broadcom’s internal audit function and independent registered public accounting firm;

•	Broadcom’s compliance with legal and regulatory requirements; and

•	related party transactions.

Fiscal 2024 Financial Statements

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Broadcom’s financial statements for fiscal 2024 with management and PwC. In addition, the Audit Committee discussed with PwC, with and without management present, Broadcom’s internal controls over financial reporting and the overall quality of Broadcom’s financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Based on the Audit Committee’s review and discussions noted herein, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for fiscal 2024 be included in the 2024 Annual Report for filing with the SEC.

Independence and Pre-Approval Policy

The Audit Committee also received a written report from PwC required by the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from Broadcom.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Broadcom’s independent registered public accounting firm. The Audit Committee reviewed and pre-approved all audit and non-audit services performed by PwC during fiscal 2024.

Independent Auditor Tenure and Rotation

As part of the engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PwC has been Broadcom’s independent registered public accounting firm since 2006. The Audit Committee believes there are significant benefits to having PwC as Broadcom’s independent registered public accounting firm. These include:

•

Higher quality audit work and accounting advice due to PwC’s institutional knowledge of and familiarity with Broadcom’s business and operations, accounting policies and financial systems and internal control framework.

•	Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with Broadcom’s business.

The Audit Committee also oversees the process for the selection of the lead audit engagement partner every five years. At the Audit Committee’s instruction, PwC selects candidates to be considered for this role, who are then interviewed by Broadcom’s senior management and the Audit Committee. The Audit Committee then considers and votes on the selection.

The Audit Committee and the Board approved the appointment of PwC as Broadcom’s independent registered public accounting firm for the fiscal year ending November 2, 2025.

AUDIT COMMITTEE

Gayla J. Delly, Chair

Justine F. Page

Harry L. You

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PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER

COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our NEOs as described in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement. We currently hold the say-on-pay vote annually and expect the next say-on-pay vote will occur at the 2026 annual meeting of stockholders.

Our executive compensation program is designed to (i) reward our executive officers for growing and sustaining stockholder value consistent with our long-term strategic plan, (ii) align the interests of our executive officers with the interests of our stockholders and (iii) attract, motivate and retain critical talent in a highly competitive talent market.

In line with our executive compensation program philosophy, design and objectives, our NEOs’ short-term and long-term incentives are designed to be difficult to attain and require substantial effort to achieve as demonstrated by the goals to achieve aggressive financial results and significantly increase stockholder value.

Fiscal 2024 was a transformative year for Broadcom due to our NEOs. We generated record revenue of $51.6 billion, cash from operations of $20.0 billion and free cash flow of $19.4 billion in fiscal 2024. Our Board believes that the strategic vision and leadership of our NEOs were key to the two significant drivers of Broadcom’s transformation in fiscal 2024 — the organic growth of our AI-related products and our acquisition and integration of VMware.

Accordingly, our stockholders are being asked to approve the following resolution:

“RESOLVED THAT stockholders approve, on an advisory basis, the compensation of Broadcom’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement.”

In deciding how to vote on this proposal, we encourage our stockholders to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections in this Proxy Statement.

While the vote on this resolution is advisory and not binding, the Compensation Committee and our Board values input from our stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions.

Our Board recommends a vote FOR approval of

the named executive officer compensation on an advisory basis.

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STOCKHOLDER ENGAGEMENT

Our Board values open and ongoing engagement with our stockholders to better understand our stockholders’ views on various matters, including executive compensation, succession planning, risk oversight and corporate responsibility. Our Board engages annually with our stockholders to obtain their feedback and for our Board to consider a range of perspectives.

Our stockholders approved the 2024 Say-on-Pay proposal with 61% of the votes cast in favor of the 2024 Say-on-Pay proposal. This vote result represents an improvement compared to the say-on-pay proposal vote result at the 2023 annual meeting. Our Board, however, continued to engage with our stockholders to further understand the considerations behind their vote on the 2024 Say-on-Pay proposal and to develop appropriate responsive actions.

STOCKHOLDER ENGAGEMENT PRIOR TO THE 2024 ANNUAL MEETING

51% Stockholders representing 51% of common stock were contacted	40% Stockholders representing 40% of common stock provided feedback	18 Our Compensation Committee Chair participated in 18 meetings with stockholders	Our Compensation Committee Chair on behalf of our Board led our engagement

Prior to the 2024 annual meeting, we contacted our stockholders representing 51% of common stock outstanding. Our Compensation Committee Chair, on behalf of our Board, and representatives from the management engagement team met with 18 stockholders representing 40% of common stock outstanding.

In these meetings, our stockholders primarily focused on the PSU award granted to Mr. Tan in fiscal 2023 (the “2023 Tan PSU Award”) and secondarily focused on our Board’s approach to CEO succession planning. All of the stockholders we met with acknowledged our responsiveness to our stockholders’ concerns in the proxy statement for the 2024 annual meeting (“2024 proxy statement”) and appreciated the commitment by our Board and the Compensation Committee with respect to special performance awards granted outside of the regular annual equity grant cycle.

All of the stockholders who we met with acknowledged Mr. Tan’s history of strong leadership that generated significant stockholder value during the most recent and longer-term performance periods.

Most of the stockholders who we met with expressed that our Board’s confirmation that Mr. Tan will not be eligible for annual cash incentive opportunities during the five-year vesting period of the 2023 Tan PSU Award and our Board’s intent to not grant Mr. Tan annual equity awards during the five-year vesting period of the 2023 Tan PSU Award were directly responsive to their concerns related to the quantum of the award.

While some stockholders who we met with provided feedback on the quantum of the value of the 2023 Tan PSU Award, discussion was limited to the award simply exceeding their internal valuation threshold for equity grants to executives despite their recognition of Mr. Tan’s superior track record of delivering significant stockholder value.

STOCKHOLDER ENGAGEMENT AFTER THE 2024 ANNUAL MEETING

49% Stockholders representing 49% of common stock were contacted	28% Stockholders representing 28% of common stock provided feedback	14 Our Compensation Committee Chair participated in 14 meetings with stockholders	Engagement with Institutional Shareholder Services Inc. and Glass Lewis & Co.

Following the 2024 annual meeting, our Compensation Committee Chair and the management engagement team continued the dialogue with our stockholders and met with 14 stockholders representing 28% of common stock outstanding to further understand the 61% support for the 2024 Say-on-Pay proposal. Our Compensation Committee Chair and the management engagement team met with four stockholders who were unable to meet with us prior to the 2024 annual meeting and ten stockholders who met with us prior to the 2024 annual meeting.

Feedback provided in these meetings was consistent with the stockholder sentiments conveyed prior to the 2024 annual meeting. Several of our large stockholders reaffirmed their support of our executive compensation program, the 2023 Tan PSU Award and the achievements of Mr. Tan, and the primary focus of these meetings was on our Board’s approach to

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CEO succession planning. Some stockholders explained or reiterated their internal valuation threshold for equity grants to executives and some stockholders further noted that their say-on-pay voting protocols were not calibrated to appropriately reflect what they recognized as exceptional, above-market relative and absolute stockholder value delivered by Broadcom under Mr. Tan’s strong leadership.

Below is a detailed summary of the key themes shared by our stockholders, as well as our responses and actions taken.

STOCKHOLDER ENGAGEMENT AND OUR RESPONSE

What We Heard	Our Response

Responsiveness to Stockholders’ Concerns in 2024 Proxy Statement

All of our stockholders who we met with acknowledged our responsiveness to our stockholders’ concerns due to:

•  our enhanced disclosures around our executive compensation program

•  the commitment made by our Board and the Compensation Committee with respect to special performance awards granted outside of the regular annual equity grant cycle

•  our Board’s confirmation that Mr. Tan will not be eligible for annual cash incentive opportunities during the five-year vesting period of the 2023 Tan PSU Award

•  our Board’s intent to not grant Mr. Tan annual equity awards during the five-year vesting period of the 2023 Tan PSU Award

Fiscal 2023 Tan PSU Award

There was general support of the 2023 Tan PSU Award in recognition of the significant stockholder value creation it was designed to incentivize, although some stockholders commented that the value of the 2023 Tan PSU Award simply exceeded their internal valuation threshold for equity grants to executives.

Most of our stockholders reaffirmed that they view the grant of performance-based equity awards and multi-year equity awards in our executive compensation program to be highly effective in incentivizing our executives to deliver exceptional results to our stockholders.

In line with our executive compensation program philosophy, design and objectives, our Board front-loaded the 2023 Tan PSU Award to cover five annual cash incentive opportunities and five years of annual equity awards for Mr. Tan. As a result, Mr. Tan did not receive an annual cash incentive payout for his fiscal 2024 performance and did not receive an annual equity award in fiscal 2024.

Our Board reaffirms that Mr. Tan will not be eligible for annual cash incentive opportunities during the five-year vesting period of the 2023 Tan PSU Award and its intent to not grant Mr. Tan annual equity awards during the five-year vesting period of the 2023 Tan PSU Award.

Succession Planning

Most stockholders had questions regarding our Board’s approach to CEO succession planning due to the importance of Mr. Tan to Broadcom’s success and significant stockholder value creation.

CEO succession planning is a top priority for our Board, and our Board is actively engaged and involved in CEO succession planning.

In response to feedback from our stockholders, we have enhanced our disclosure regarding our Board’s approach to CEO succession planning in “Corporate Governance” to provide more transparency around this process.

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We believe these actions meaningfully address the concerns conveyed to us by our stockholders over two rounds of meetings regarding the 2024 Say-on-Pay proposal. Our Board and the Compensation Committee remain committed to ongoing engagement with our stockholders so that our executive compensation program and CEO succession planning effectively support Broadcom’s long-term growth and strong track-record of increasing stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy, design and objectives that guided decisions under our fiscal 2024 executive compensation program. While this CD&A primarily covers the fiscal 2024 compensation of our NEOs, the strategies underlying our compensation philosophy extend throughout Broadcom and are designed to create long-term stockholder value.

The NEOs for fiscal 2024, who are our only executive officers, are provided below:

Hock E. Tan President and Chief Executive Officer

Kirsten M. Spears Chief Financial Officer and Chief Accounting Officer

Mark D. Brazeal Chief Legal and Corporate Affairs Officer

Charlie B. Kawwas, Ph.D. President, Semiconductor Solutions Group

OVERVIEW

Our executive compensation program is designed to (i) reward our executive officers for growing and sustaining stockholder value consistent with our long-term strategic plan, (ii) align the interests of our executive officers with the interests of our stockholders and (iii) attract, motivate and retain critical talent in a highly competitive talent market.

Our distinctive approach in granting performance-based equity awards and multi-year equity awards continues to be highly effective, helping us to deliver exceptional results to our stockholders. Our TSR since 2009 is 12,769%, which has significantly outperformed our peer companies and placed us in the top 1% of the S&P 500 companies during that period. We strongly believe our equity-focused pay-for-performance strategy keeps our executive officers and other employees in critical areas engaged and motivated, as evidenced by our low global voluntary attrition rate, which has consistently been below the technology industry benchmark.

In line with our executive compensation program philosophy, design and objectives, more than 90% of our executive officers’ total compensation is comprised of variable compensation. Our executive officers’ short-term incentives and long-term incentives in the form of PSU awards are subject to challenging and rigorous goals designed to achieve aggressive financial targets and significantly increase stockholder value.

Fiscal 2024 Highlights

Total Stockholder Return and Return of Capital

Our TSR continues to significantly outperform the S&P 500 and our compensation peer group. Over the five-year period through fiscal 2024, we delivered TSR of 561% and our market capitalization increased from $125.7 billion to $789.0 billion.

*TSR assumes $100 investment in Broadcom common stock on the last trading day of fiscal 2019 and reinvestment of dividends.

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In addition, we returned an aggregate of $17.0 billion to our stockholders during fiscal 2024, consisting of $9.8 billion in cash dividends and $7.2 billion in stock repurchases. We also paid $5.2 billion for the elimination of shares withheld to cover employee tax withholding due upon the vesting of net-settled equity awards in fiscal 2024.

Furthermore, our strong free cash flow in fiscal 2024 enabled us to increase our quarterly common stock dividend to $0.59 per share in our first quarter of fiscal 2025, an increase of 11% over the quarterly dividends paid in the fourth quarter of fiscal 2024.

Financial Performance

Our record revenue, cash from operations and free cash flow in fiscal 2024 were driven by the organic growth of our AI-related products and our acquisition and integration of VMware.

Due to the organic growth of our AI-related products such as our custom AI accelerators and AI connectivity products, our AI revenue increased 220% from $3.8 billion in fiscal 2023 to $12.2 billion in fiscal 2024 and represented 41% of our fiscal 2024 semiconductor solutions revenue of $30.1 billion. With the integration of VMware almost complete, our VMware products contributed for the first time to our fiscal 2024 infrastructure software solutions revenue of $21.5 billion.

Record Revenue	Record Cash From Operations	Record Free Cash Flow*
$51.6B	$20.0B	$19.4B
+44%YoY	+10%YoY	+10%YoY

    *See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

Stock Split

In July 2024, we implemented a 10-for-1 forward stock split to make ownership of Broadcom common stock more accessible to our stockholders and employees.

EXECUTIVE COMPENSATION PROGRAM

Total Compensation Components

Our executive compensation program is designed to keep our executive officers’ total compensation competitive with the compensation of executives in comparable positions at other companies in our compensation peer group. The Compensation Committee and our Board believe long-term equity incentives are necessary to attract, motivate and retain our executive officers and to align the interests of our executive officers with the interests of our stockholders. As a result, the total target cash compensation (base salary and short-term incentives) for our executive officers is generally lower than the median of the competitive market, but in combination with long-term incentives, the total compensation for our executive officers can exceed the median of the competitive market based on achieving performance goals.

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Our annual total compensation for our executive officers consists of three principal components:

Component	Purpose & Description

Base Salary	• Provide a level of fixed annual cash for stability and retention • Reflect scope, responsibilities and sustained individual performance • Amount set lower than the competitive market median

Short-Term Incentives (“STI”)

•  Provide meaningful incentives to meet short-term (annual) objectives

•  Reward achievement of challenging and rigorous pre-established corporate financial and business division goals

•  Recognize individual contributions and performance

Long-Term Incentives (“LTI”)

•  Reward efforts to grow sustainable, long-term stockholder value

•  Encourage retention and mitigate compensation-related risks with stock ownership guidelines

•  Value awarded above the competitive market median to incentivize outperformance and achievement of challenging and rigorous performance goals aligned with stockholder interests

Fiscal 2024 Total Compensation Components

Target total compensation consists of (i) base salary, (ii) target STI under the Annual Performance Bonus Plan (“APB Plan”) and (iii) target LTI in the form of equity awards comprised of RSU and PSU awards based on the fair market value of the awards on the grant date (assuming target performance level attainment), as applicable.

Mr. Tan and Dr. Kawwas did not receive annual equity awards in fiscal 2024 because they each received a PSU award in fiscal 2023 that was front-loaded to cover five years of annual equity awards. In addition, Mr. Tan did not receive an annual cash incentive payout under the APB Plan for fiscal 2024 because the 2023 Tan PSU Award was also intended to cover five years of STI or annual cash incentive opportunities. The charts below reflect the annualized value of these PSU awards assuming target performance level attainment.

The Average Other NEOs chart below also reflects the target LTI value of Ms. Spears’ and Mr. Brazeal’s annual equity awards that commenced vesting in fiscal 2024.

As shown in the charts below, 96% of our CEO’s and 95% of our other NEOs’ average annualized target total compensation in fiscal 2024 is comprised of variable compensation, with a majority tied to long-term stock price performance (based on the annualized value of their equity awards and assuming target performance level attainment).

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Compensation Philosophy and Objectives

Our executive compensation program does not follow a “one-size-fits-all” approach as the Compensation Committee and our Board believe an effective compensation program should be designed to address the unique needs of Broadcom. Our compensation philosophy prioritizes long-term value creation over short-term gains, and we believe our distinctive approach in granting multi-year equity awards continues to be highly effective in achieving these goals. Attracting, motivating and retaining critical talent are crucial for Broadcom’s ongoing success, and thus, fundamental objectives of our executive compensation program. The philosophy and objectives below inform the design of our executive compensation program.

Pay-for-Performance

We encourage our executive officers to focus on the achievement of our challenging and rigorous corporate financial and operational performance goals and increasing stockholder value. We design our incentive compensation opportunities to reward the achievement of rigorous pre-established annual performance goals and long-term stockholder value creation, and to recognize the contributions and performance of each executive officer.

Alignment with Stockholders

The interests of our executive officers are aligned with our stockholders’ interests because we link a majority of their target total compensation opportunity to stockholder returns in the form of PSU awards that are subject to the attainment of pre-established performance-based objectives. For our CEO and, since fiscal 2023, our President, Semiconductor Solutions Group, 100% of their equity awards are in the form of PSU awards. For our other executive officers, 50% of their equity awards are in the form of PSU awards at target and the remaining 50% are in the form of RSU awards, where the delivered value fluctuates based on our stock price performance.

Attract, Motivate and Retain

Broadcom operates in the extremely competitive Silicon Valley region for executive talent, particularly in the technology sector. Our executive compensation program is designed to contend in this highly competitive talent market to attract qualified, experienced and talented executive officers. We attract, motivate, retain and reward these executive officers, whose skills, knowledge and performance are crucial to our ongoing success.

Equity awards, especially multi-year equity awards, are a long-term retention tool for our executive officers. When granting equity awards or when recommending to the independent directors an equity award grant to our CEO, the Compensation Committee considers each executive officer’s role, criticality, responsibilities, experience, expertise and overall value to Broadcom, as well as how much unvested equity the executive officer then holds as an indicator of retention risk.

This pay-for-performance strategy keeps our executive officers and other employees in critical areas engaged and motivated, as evidenced by our global voluntary attrition rates in fiscal 2024, which were approximately 2.9% (excluding employees who joined Broadcom as a result of the VMware acquisition) and approximately 6.2% (including employees who joined Broadcom as a result of the VMware acquisition), both of which are below the technology industry benchmark (AON, 2024 Salary Increase and Turnover Study — Second Edition, September 2024). This low global voluntary attrition rate has helped Broadcom become a leading technology company, achieve record financial results and increase stockholder value.

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Executive Compensation Governance

The table below highlights our key executive compensation program governance practices.

Practices We Employ		Practices We Do Not Employ

✔	Pay-for-performance compensation philosophy	X	No excessive risk taking in incentive plan designs

✔	Majority of NEO compensation at risk and tied to long-term performance	X	No re-pricing of underwater stock options without stockholder approval

✔	Rigorous performance metrics directly tied to value creation for stockholders	X	No excise tax gross-ups

✔	Caps on cash and equity incentive plan payouts	X	No supplemental retirement or pension benefits

✔	Robust annual stockholder engagement led by independent directors	X	No dividend equivalents on unearned RSUs / PSUs

✔	Annual risk assessment of compensation programs	X	No guaranteed bonuses

✔	Engagement of an independent compensation consultant	X	No “single trigger” change in control payments or benefits

✔	CEO compensation reviewed and approved by the independent directors	X	No excessive executive perquisites

✔	Robust stock ownership guidelines for all executive officers and directors	X	No hedging of stock by executive officers

✔	Clawback policy aligned with SEC requirements and Nasdaq listing standards	X	No pledging of stock by executive officers unless a limited exception is approved by our Board and NESG Committee

Internal Pay Parity

While we do not maintain a formal policy regarding internal pay parity, it is considered by the Compensation Committee and the independent directors when determining compensation.

Consistent with market practice and competitive market benchmarking, our CEO is compensated at a higher level than our other executive officers due to his higher level of experience, peer market benchmarks, responsibility and accountability. Given Mr. Tan’s responsibility for Broadcom’s overall performance, the independent directors believe weighting his total compensation more heavily toward long-term, performance-based incentive compensation is consistent with market practice, appropriately reflects his contributions and directly aligns his incentives with the interests of our stockholders. Accordingly, Mr. Tan receives more of his total compensation in the form of LTI compensation through PSU awards as compared to our other executive officers.

Say-on-Pay

The Compensation Committee values open and ongoing engagement with our stockholders on our executive compensation program, and each year our Compensation Committee Chair, on behalf of our Board, engages with our stockholders. Prior to the 2024 annual meeting, our Compensation Committee Chair and the management engagement team met with our stockholders representing 40% of common stock outstanding. The feedback received from our stockholders at these meetings was discussed with the full Compensation Committee and our Board. We also met with our stockholders after the 2024 annual meeting to better understand the 61% support of the 2024 Say-on-Pay proposal. Most of the stockholders who we met with expressed that our Board’s confirmation that Mr. Tan will not be eligible for annual cash incentive opportunities and our Board’s intent to not grant Mr. Tan annual equity awards during the five-year vesting period of the 2023 Tan PSU Award were directly responsive to their concerns related to the quantum of the award. More information about our engagement with our stockholders and our Board’s response to our stockholders’ feedback is provided above in “Stockholder Engagement.”

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The Compensation Committee believes that Broadcom’s exceptional, sustained results, including extraordinary stockholder returns, growth, innovation and strategic execution, and ability to attract and retain top talent, strongly support continuity of the existing executive compensation program.

Stock Ownership Guidelines

The Compensation Committee has put in place robust stock ownership guidelines for our executive officers, as outlined below. Shares owned outright or beneficially owned in a trust, as well as unvested RSU awards and earned-but-unvested PSU awards count towards achieving the stock ownership guidelines. If stock options are granted, shares subject to such awards would not count towards achieving the stock ownership guidelines. Our executive officers are expected to satisfy the applicable guidelines within five years of the date on which they become an executive officer and hold at least such minimum value in shares of common stock while they remain an executive officer. Based on the closing price of Broadcom common stock on the Record Date, all of our NEOs have met the level of ownership in our stock ownership guidelines.

Position	Stock Ownership	In Compliance of Guidelines

CEO	6x Base Salary	✔

Other Executive Officers	3x Base Salary	✔

Compensation Clawback Policy

Based on the recommendation of the Compensation Committee, our Board approved a comprehensive clawback policy in alignment with SEC and Nasdaq rules. Our clawback policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Role of the Compensation Committee

The Compensation Committee devotes extensive time throughout the year to our executive compensation program to ensure that it aligns executive compensation with corporate performance and rewards our executive officers for pursuing corporate financial, operational and strategic goals that will continue Broadcom’s ongoing success and increase long-term stockholder value.

The Compensation Committee reviews and approves the compensation of our executive officers, except our CEO, for whom the Compensation Committee makes recommendations for review and approval by the independent directors.

Individual Executive Compensation Assessment

In addition to market compensation data provided by its independent compensation consultant, the Compensation Committee (and, in the case of our CEO, the independent directors) considers the following information, among other factors, for each executive officer when determining his or her compensation:

•	current base salary, target APB Plan opportunities (and prior fiscal year payouts), the accumulated value of outstanding and unvested equity awards and other benefits;

•	the individual’s overall performance, role, responsibilities, knowledge, skills, criticality, leadership and contributions to Broadcom’s values and culture;

•	the highly competitive landscape for executive talent among Silicon Valley-based global technology companies; and

•	our CEO’s recommendation on compensation and individual performance (other than for himself).

This information helps the Compensation Committee and the independent directors to understand the long-term retentive elements and total compensation delivered to our executive officers.

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When making their executive compensation decisions, the Compensation Committee does not consider the accounting and tax implications of the compensation awarded to our executive officers.

Compensation Risk Oversight

While our Board has overall responsibility for risk oversight, the Compensation Committee, with the assistance of its independent compensation consultant, annually reviews and discusses the risks that relate to our compensation policies and practices, including incentive and commission arrangements below the executive level.

Role of Compensation Consultant

Meridian provided consulting services on executive and non-employee director compensation-related matters to the Compensation Committee and the independent directors in fiscal 2024, including assessments of executive and non-employee director compensation based on competitive market compensation data analyses. In addition, the Compensation Committee relied on Meridian for periodic updates on regulatory developments and market trends related to executive and non-employee director compensation matters. Meridian did not provide any other services to Broadcom in fiscal 2024.

The Compensation Committee assessed the independence of Meridian pursuant to SEC and Nasdaq rules and concluded that Meridian was independent and its work for the Compensation Committee did not raise any conflict of interest.

Competitive Market Positioning

The Compensation Committee works with its independent compensation consultant to develop a meaningful compensation peer group for purposes of understanding competitive market compensation practices. The compensation peer group is annually reviewed and updated as necessary. The compensation peer group is used for comparative purposes only. The Compensation Committee does not benchmark any pay elements or target total compensation to a specific percentile. In the absence of relevant peer group data, the Compensation Committee reviews industry-based market pay survey data.

In August 2023, the Compensation Committee, in consultation with Meridian, adjusted the peer group selection criteria in anticipation of completing the VMware acquisition in early fiscal 2024 and approved the peer group below for fiscal 2024.

In order for the compensation peer group to better reflect Broadcom’s technology industry peers following the VMware acquisition and due to market capitalization values falling outside of the selection criteria set forth below, we removed Automatic Data Processing, Lam Research Corporation, Micron Technology, Inc. and PayPal Holdings, Inc. from the peer compensation group. We added Intuit Inc. and Meta Platforms, Inc. to the compensation peer group based on meeting all of the applicable selection criteria set forth below, as well as talent market relevance.

The following selection criteria were considered as guidelines when developing the compensation peer group:

•	Revenue: comparability across annual revenue, generally 0.25 to 4.0 times that of Broadcom

•	Market capitalization: market capitalization that generally falls between 0.25 to 4.0 times that of Broadcom

•	Industry: companies in semiconductor-related and other technology-focused industries having a similar scale

Fiscal 2024 Compensation Peer Group

Accenture plc	Cisco Systems, Inc.	Mastercard Incorporated	Qualcomm Incorporated

Adobe Inc.	Intel Corporation	Meta Platforms, Inc.	Salesforce, Inc.

Advanced Micro Devices, Inc.	International Business Machines Corporation	NVIDIA Corporation	Texas Instruments Incorporated

Applied Materials, Inc.	Intuit Inc.	Oracle Corporation	Visa Inc.

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	Percentile	Revenue ($M)(1)	Market Capitalization ($M)(1)

Fiscal 2024 Peer Group	25th	23,162	131,924
	Median	32,010	183,509
	75th	54,257	291,863

Broadcom		47,000(2)	420,000(2)

	Rank	65%	84%

(1)	Based on publicly reported data as of July 31, 2023, except as noted in footnote 2.

(2)	Represents the estimated post-acquisition revenue and market capitalization of Broadcom based on estimates prepared and used solely for purposes of the peer group selection.

ELEMENTS OF FISCAL 2024 EXECUTIVE COMPENSATION PROGRAM

The principal elements of our executive compensation program are:

•	base salary;

•	STI under the APB Plan;

•	LTI in the form of RSU and PSU awards;

•	severance and change in control payments and benefits; and

•	reasonable perquisites and other personal benefits.

Base Salary

Base salaries provide fixed compensation and are set at levels intended to reflect an executive officer’s level and scope of responsibility and contributions, and to take into account internal pay parity among our executive officers. While generally set lower than the competitive market median, base salaries are still within a competitive range for similar positions at the companies in our compensation peer group and/or market survey data.

The base salaries of our executive officers are reviewed annually by the Compensation Committee and our CEO makes recommendations to the Compensation Committee with respect to base salary adjustments for our executive officers (other than himself). Based on this review, the Compensation Committee did not increase salaries for any of our NEOs in fiscal 2024.

NEO	Base Salary Effective in Fiscal 2024 ($)	Change in Fiscal 2024

Hock E. Tan	1,200,000	0%

Kirsten M. Spears	412,000	0%

Mark D. Brazeal	515,000	0%

Charlie B. Kawwas, Ph.D.	721,000	0%

Annual Cash Incentive Bonus Plan

The Compensation Committee believes that a significant portion of our executive officers’ target total compensation should be dependent upon Broadcom’s performance. Our executive officers are eligible to earn annual cash incentives under the APB Plan. The APB Plan is designed to encourage and motivate our executive officers to achieve our overall corporate financial goals for the fiscal year, as well as divisional goals where appropriate, and to drive positive contributions to Broadcom’s growth and performance.

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Each executive officer is assigned a target annual cash incentive opportunity under the APB Plan, expressed as a percentage of the executive officer’s base salary. The Compensation Committee considers compensation peer group and market data in determining an executive officer’s target annual cash incentive opportunity. In the case of our CEO, the Compensation Committee provides such information in its recommendation to the independent directors.

The target annual cash incentive opportunities for our NEOs (excluding our CEO) did not change in fiscal 2024, compared to fiscal 2023. Our CEO did not receive an APB Plan payout in fiscal 2024 and the independent directors do not intend to provide our CEO with an annual cash incentive opportunity through fiscal 2027. As discussed in the 2024 proxy statement, the 2023 Tan PSU Award was front-loaded to cover five years of annual cash incentive opportunities under the APB Plan and five years of annual equity awards.

NEO	Fiscal 2024 APB Plan Target Bonus (as a % of eligible earnings)	Change in Fiscal 2024

Hock E. Tan	0%	0%

Kirsten M. Spears	100%	0%

Mark D. Brazeal	100%	0%

Charlie B. Kawwas, Ph.D.	100%	0%

Fiscal 2024 APB Plan

For fiscal 2024 there were three primary pillars established under the APB Plan as outlined below.

Corporate Financial Goals	• Revenue • Adjusted non-GAAP operating income (as a % of revenue)

Division Financial and Strategic Goals	• Direct expense and fiscal responsibility of the division • Divisional strategic goals

Individual Multiplier	• Strategic • Operational excellence • Leadership and contributions to Broadcom’s values and culture

Annual cash incentive bonuses under the APB Plan are calculated as follows based on the performance components above and payable in cash:

(1)

In the case of Dr. Kawwas, the corporate financial goals are weighted 100%. In the case of Ms. Spears and Mr. Brazeal, the corporate financial goals are weighted 50% and the division financial and strategic goals are weighted 50%.

(2)	Revenue and adjusted non-GAAP operating income are evenly weighted in the corporate financial goals.

Corporate Financial Goals

In December 2023, the Compensation Committee reviewed the structure of the APB Plan, including the metrics, targets and applicable adjustments. Upon consultation with management and considering Broadcom’s financial plan and strategic objectives, the Compensation Committee recommended, and the independent directors approved, the first pillar under the APB Plan — the corporate financial goals. For fiscal 2024, revenue and adjusted non-GAAP operating income were selected as the metrics because they are readily measurable and comparable to peers, relevant to investors and, most importantly, short-term indicators of longer-term value creation. These corporate financial goals did not capture certain contributions from the VMware business that were not anticipated at the time these goals were set (which were also subsequently excluded from the actual attainment levels in determining payouts). The target levels were designed to require substantial effort to achieve, driving a significant increase in stockholder value with the same level of rigor as in the previous performance periods. Each goal carried an equal weighting of 50% of the corporate financial goal pillar.

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The corporate financial goals for the fiscal 2024 APB Plan are set forth below.

Corporate Financial Goals	Threshold	Target	Maximum
Revenue(1) (in millions)	$45,259	$50,288	$55,316

Adjusted Non-GAAP Operating Income (as a % of revenue)	56.6%	58.6%	62.6%

(1)

Excludes certain revenue from VMware that was not anticipated when the Compensation Committee and the independent directors set the corporate financial goals for the fiscal 2024 APB Plan, and accordingly such amount was excluded from the actual attainment levels when determining payouts.

Division Financial and Strategic Goals

In December 2023, the Compensation Committee, upon consultation with the management team and considering Broadcom’s financial plan and strategic objectives, set the second pillar under the APB Plan — the division financial and strategic goals. These goals are based on the Compensation Committee’s assessment of the business requirements of the particular division to which the goals relate and the relative importance of the goals to the division. For fiscal 2024, the division financial and strategic goals for Ms. Spears and Mr. Brazeal were based on metrics related to their specific divisions, including direct expense and fiscal responsibility. The division financial and strategic goals set by the Compensation Committee were designed to be difficult to attain and to require substantial effort by the NEO and their division to achieve. Due to the breadth of Dr. Kawwas’ responsibilities as President, Semiconductor Solutions Group, his attainment of the corporate and division goals is based solely upon the corporate financial goals.

Individual Multiplier

The third pillar under the APB Plan includes a review of each executive officer’s performance over the fiscal year based on the following pre-established goals.

Strategic	• M&A activity, new product development, product innovation, advances in technology and/or growth initiatives

Operational Excellence	• Operational efficiency, cybersecurity, risk, automation and organizational improvements
Leadership, Values & Culture	• Talent retention, employee engagement, succession planning and reinforcing Broadcom’s values and culture

The Compensation Committee conducts a review of the performance for each executive officer with input from our CEO (except his own) and each of their individual multipliers is approved by the Compensation Committee. The individual multiplier may range between 50% and 150%. Executive officers who consistently meet and exceed their individual goals may receive an individual multiplier at or above 100% while executive officers who meet some, but not all, of their individual goals may receive an individual multiplier below 100%. The Compensation Committee may assign an individual multiplier of 0% for executive officers who do not meet any of their goals under the individual multiplier pillar of the APB Plan.

Fiscal 2024 APB Plan Attainment

In December 2024, the Compensation Committee and the independent directors reviewed Broadcom’s actual performance for fiscal 2024, as well as the performance of our executive officers, to determine the level of achievement for the corporate financial goals and the division financial and strategic goals, and to assign an individual multiplier for each of our executive officers, excluding the CEO.

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Corporate Financial Goals
For the corporate financial goals for the fiscal 2024 APB Plan, actual attainment of revenue was approximately $51.3 billion and adjusted non-GAAP
operating margin was 62.3%, both of which were above the
pre-established
target attainment levels of performance. See Appendix A for a reconciliation of non-GAAP
financial measures to the most directly comparable GAAP financial measures.

Corporate Financial Goals	Target	Actual Attainment	% of Target Attainment

Revenue (1) (in millions)	$50,288	$51,271	110%

Adjusted Non-GAAP Operating Income (as a % of revenue)	58.6%	62.3%	146%

(1)
The Compensation Committee and the independent directors excluded certain revenue from VMware that was not anticipated when setting the corporate financial goals for the fiscal 2024 APB Plan, and accordingly such amount was excluded from the actual attainment levels when determining payouts.

Division Financial and Strategic Goals
For Ms. Spears and Mr. Brazeal, the Compensation Committee evaluated their actual level of achievement of the pre-established
division financial and strategic goals discussed above. Based on this evaluation, in December 2024, the Compensation Committee determined the division financial and strategic goals performance percentage for each of Ms. Spears and Mr. Brazeal as set forth below in “
Fiscal 2024 APB Plan Payout Amounts
.”
Individual Multiplier
The Compensation Committee, with input from our CEO, determined the individual multipliers for each of our NEOs (other than our CEO) for fiscal 2024 based on the pre-established
goals related to strategy, operational excellence and leadership, values and culture discussed above. The specific achievements of Ms. Spears, Mr. Brazeal and Dr. Kawwas that the Compensation Committee considered are set forth below.

Kirsten M. Spears
•   Secured funding of $30.4 billion in bank loans to fund the VMware acquisition
•   Extensively supported the successful integration of VMware and divestiture of its end user computing business
•   Managed capital allocation in a focused and balanced manner, including reduced bank loans to $13.6 billion by fiscal year end through debt repayments using cash on hand and investment grade senior notes offerings
•   Increased free cash flow, despite increased operating expenses due to VMware, which enabled an 11% increase in our quarterly cash dividend in the first quarter of fiscal 2025

Mark D. Brazeal

•   Led the effort to obtain regulatory approvals from U.S. and international regulatory bodies to complete the VMware acquisition in the first quarter of fiscal 2024 despite a challenging regulatory and geopolitical environment
•   Played key role in ensuring the successful integration of VMware, including oversight for transformation of the go-to-market
model to align with our software segment modalities
•   Drove critical regulatory matters, government relations and commercial litigation to support Broadcom’s business and growth opportunities
•   Demonstrated leadership in managing legal strategy and risks, including managing a large-scale global legal team in areas of commercial litigation, commercial legal business matters, compliance and ethics, corporate governance, M&A, cybersecurity, data protection and privacy

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Charlie B. Kawwas, Ph.D.

•   Delivered a 7% increase in the semiconductor segment revenue through strategic leadership and management of Semiconductor Solutions Group and its product portfolio
•   Exceeded AI revenue from a target of $7.5 billion to more than $12 billion, representing 41% of fiscal 2024 semiconductor solutions revenue
•   Successfully led the strategy and execution of AI-related products, including leading Broadcom’s AI Day with analysts
•   Implemented supply chain diversification and resiliency designed to ensure supply continuity and risk mitigation

Fiscal 2024 APB Plan Payout Amounts
The final attainment under our fiscal 2024 APB Plan is set forth in the table below.

NEO (1)	Base Salary	Bonus Target	Corporate & Division Goals			Individual Multiplier	Bonus Payout
			Revenue	Adjusted Non- GAAP Operating Margin	Division

Kirsten M. Spears	$412,000	100%	110%	146%	120%	120%	$ 612,499 (149% of Target)
			Total Corporate & Division: 124%
Mark D. Brazeal	$515,000	100%	110%	146%	100%	120%	$ 703,824 (137% of Target)
			Total Corporate & Division: 114%
Charlie B. Kawwas, Ph.D.	$721,000	100%	110%	146%	—	120%	$1,105,507 (153% of Target)
			Total Corporate: 128%

(1)
Mr. Tan did not receive an APB Plan payout in fiscal 2024 as the 2023 Tan PSU Award was front-loaded to cover five annual cash incentive opportunities under the APB Plan and five years of annual equity awards. The independent directors do not intend to provide Mr. Tan with annual cash incentive opportunities under the APB Plan through fiscal 2027.

Long-Term Incentive Compensation
Our equity awards serve as a long-term incentive and retention tool for our executive officers, and reflect the value we place on their contributions to Broadcom. In addition, our distinctive approach in granting PSU awards and multi-year equity awards continues to provide our executive officers with a strong incentive to remain with and build value in Broadcom over an extended period.
The Compensation Committee believes that granting RSU and PSU awards furthers the objectives of our compensation philosophy by motivating strategic financial performance improvement and outstanding stockholder returns. By doing so, the interests of our executive officers are closely aligned with our stockholders’ interests.
We have not granted stock options since 2015, other than options granted as substitutes for a target company’s options due to an acquisition, and we do not make any grants of stock appreciation rights or similar option-like instruments. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee generally grants equity awards on a predetermined annual schedule and we do not take material nonpublic information into account when determining the timing and terms of such awards. In addition, we do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
As part of the annual equity program for our executive officers (other than our CEO), the Compensation Committee reviews in March of each year the scope, responsibilities and achievements of our executive officers and the criticality of our executive officers to Broadcom’s strategic roadmap. The Compensation Committee also reviews the executive

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officers’ unvested equity value and the external market competitiveness of the executive officers’ equity awards to assess the retention risk of our executive officers in an extremely competitive talent market for executives with successful track records.
Based on the review of these factors, the Compensation Committee may grant an annual equity award to all, some or none of our executive officers. If the Compensation Committee determines that a grant of an annual equity award is warranted, the award is typically comprised of 50% in the form of RSU awards and 50% in the form of PSU awards at target.
Annual Equity Award Granted in Fiscal 2024
As described above, the Compensation Committee in March 2024 reviewed the scope, responsibilities, achievements and business criticality of Ms. Spears, Mr. Brazeal and Dr. Kawwas, including their unvested equity awards and retention risk. The Compensation Committee did not grant Ms. Spears an annual equity award upon assessing the unvested equity retentive hold and external market competitiveness of Ms. Spears’ overall total compensation. The Compensation Committee did not grant Dr. Kawwas an annual equity award because the equity award he received in fiscal 2023 (the “2023 Kawwas PSU Award”) was front-loaded to cover five years of annual equity awards. The Compensation Committee does not intend to grant an annual equity award to Dr. Kawwas during the five-year vesting period of the 2023 Kawwas PSU Award.
The Compensation Committee, however, believed that an annual equity award to Mr. Brazeal was warranted after reviewing all of the above-mentioned factors. Mr. Brazeal had led the effort to obtain regulatory approvals from U.S. and international regulatory bodies for over a year and a half to complete the VMware acquisition in a challenging regulatory and geopolitical environment. The Compensation Committee also considered the fact that the VMware acquisition was not only a transformative acquisition for Broadcom, but it was one of the largest technology acquisitions to date. Mr. Brazeal had completed the VMware acquisition at a time when it was extremely difficult to receive regulatory approval for acquisitions and when some companies had terminated their intent to acquire companies due to such difficulty. With the completion of the VMware acquisition, Mr. Brazeal had demonstrated his criticality to the success of Broadcom’s strategy that includes mergers and acquisitions. The Compensation Committee also assessed the hyper-competitive market for executive talent of Mr. Brazeal’s caliber with proven extraordinary achievement, as demonstrated by the completion of the VMware acquisition and successful track record of managing global legal risks, overseeing compliance and public affairs across multiple global jurisdictions, and leading a large-scale global legal team. Based on these considerations, to mitigate retention risks and to encourage Mr. Brazeal’s continued contributions to Broadcom’s transformative growth strategy, the Compensation Committee granted an annual equity award of 200,000 shares to Mr. Brazeal under the annual equity program (the “2024 Brazeal Award”) in March 2024.
Fifty percent of the 2024 Brazeal Award is in the form of a service-based RSU award and the other 50% is in the form of a PSU award, assuming target performance. The 2024 Brazeal Award vests as to 25% of the underlying shares on each annual anniversary of the grant date, subject to Mr. Brazeal’s continued employment on the relevant vesting date and, with respect to the PSU award, attainment of the performance goals set forth below.
To continue to closely align Mr. Brazeal’s interests with those of our stockholders, the PSU award may be earned, if at all, based on our TSR performance relative to the S&P 500 (“Relative TSR”) and absolute TSR performance, over four overlapping performance periods, commencing on March 2, 2024 and ending on each March 1st of 2025, 2026, 2027 and 2028. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods, even if performance exceeds target performance. In the aggregate, up to 200% of the total target number of shares subject to the applicable PSU award may be earned, if for the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. Within 60 days after the end of each performance period, the Compensation Committee will determine the number of shares earned based on our Relative TSR over the performance period expressed as a percentile as follows:

•	Relative TSR less than the 25th percentile, no shares will be earned for that performance period.

•	Relative TSR at the 25th percentile, 50% of the target number of shares subject to that performance period will be earned.

•	Relative TSR at or above the 50th percentile, 100% of the target number of shares subject to that performance period will be earned.

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•	For the fourth performance period:

•

Relative TSR greater than 50th but less than 75th percentile, between 100% and 200% of the total number of the target shares subject to the award will be earned, less shares earned in the prior three performance periods.

•	Relative TSR at or greater than 75th percentile, 200% of the total number of the target shares subject to the award will be earned, less shares earned in the prior three performance periods.

•	If our absolute TSR is negative, maximum payout over four years is 100% of the total target number of shares.

•	In the aggregate, the maximum payout over four years is 200% of the total target number of shares.

•	If the Relative TSR is between two of the percentile levels, the number of shares earned will be determined using linear interpolation.

The number of shares earned will be determined by multiplying the target number of shares subject to the performance period (25% of the total target number of shares) by an achievement factor (the “Achievement Factor”). The Achievement Factor is based on our Relative TSR for the performance period. For the fourth performance period, the Achievement Factor is based on our Relative TSR, as well as the sum of the Achievement Factors for the first three performance periods (the “Prior Achievement Sum”). However, if our absolute TSR is negative for the fourth performance period, then the maximum number of shares that may be earned is 100% of the total target number of shares.

Relative TSR	Achievement Factor
Performance Periods 1, 2 and 3
At the 50th Percentile of the S&P 500	1
At the 25th Percentile of the S&P 500	0.5
Below the 25th Percentile of the S&P 500	0
Performance Period 4
At the 75th Percentile of the S&P 500	Absolute TSR Negative = 4 less the Prior Achievement Sum Absolute TSR Neutral or Positive = 8 less the Prior Achievement Sum (not to exceed, in aggregate, 200% of the target number of shares)
At the 50th Percentile of the S&P 500	4 less the Prior Achievement Sum
At the 25th Percentile of the S&P 500	Prior Achievement Sum greater than or equal to 1.5 = 0.5 Prior Achievement Sum less than 1.5 = 2 less the Prior Achievement Sum
Below the 25th Percentile of the S&P 500	0

PSU Awards Earned in 2023 – 2024 Performance Period

Each of the PSU awards granted to our NEOs (other than our CEO) in fiscal 2019, 2021, 2022, 2023 and 2024 are generally subject to four overlapping performance periods. The PSU award granted to Mr. Tan in fiscal 2022 was subject to a three-year performance period as further described below. Following completion of each performance period the Compensation Committee confirms the Relative TSR attained and the number of shares earned under the applicable PSU award.

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2019 PSU Awards

The multi-year equity awards granted in January 2019 (the “2019 Multi-Year Awards”) that commenced vesting in fiscal 2020 were subject to four overlapping performance periods ending on each March 1st of 2021, 2022, 2023 and 2024. The table below sets forth the Relative TSR attainment and the percentage and number of target shares subject to the PSU award earned for the completed performance period. As our Relative TSR was greater than the 75th percentile and our absolute TSR was positive for the fourth performance period, each NEO, in aggregate, earned 200% of target shares subject to their respective PSU award.

Performance Period	% of Target Shares Earned	Number of Shares Earned			Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	Charlie B. Kawwas, Ph.D.	2020	2021	2022	2023	2024
1	25%	15,620 shares	18,750 shares	25,000 shares		92nd Percentile
2	25%	15,620 shares	18,750 shares	25,000 shares			93rd Percentile
3	25%	15,620 shares	18,750 shares	25,000 shares				91st Percentile
4	125%	78,140 shares	93,750 shares	125,000 shares					99th Percentile
Total	200%	125,000 shares	150,000 shares	200,000 shares

The 2019 Multi-Year Awards that commenced vesting in fiscal 2021 are subject to four overlapping performance periods ending on each March 1st of 2022, 2023, 2024 and 2025. The table below sets forth the Relative TSR attainment and the percentage and number of target shares subject to the PSU award earned for the completed performance period.

Performance Period	% of Target Shares Earned	Number of Shares Earned			Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	Charlie B. Kawwas, Ph.D.	2021	2022	2023	2024
1	25%	15,620 shares	18,750 shares	25,000 shares		69th Percentile
2	25%	15,620 shares	18,750 shares	25,000 shares			74th Percentile
3	25%	15,620 shares	18,750 shares	25,000 shares				98th Percentile

The 2019 Multi-Year Awards that commenced vesting in fiscal 2022 are subject to four overlapping performance periods ending on each March 1st of 2023, 2024, 2025 and 2026. The table below sets forth the Relative TSR attainment and the percentage and number of target shares subject to the PSU award earned for the completed performance period.

Performance Period	% of Target Shares Earned	Number of Shares Earned			Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	Charlie B. Kawwas, Ph.D.	2022	2023	2024
1	25%	15,620 shares	18,750 shares	25,000 shares		61st Percentile
2	25%	15,620 shares	18,750 shares	25,000 shares			99th Percentile

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Spears Promotion PSU Award

The promotion PSU award granted to Ms. Spears in December 2020 was subject to four overlapping performance periods ending on each March 1st of 2021, 2022, 2023 and 2024 and vested, to the extent earned, on the anniversary of the grant date, subject to Ms. Spears’ continued employment on the vesting date. The table below sets forth the Relative TSR attainment and the percentage and number of target shares subject to the PSU award earned for the completed performance period. As our Relative TSR was greater than the 75th percentile and our absolute TSR was positive for the fourth performance period, Ms. Spears earned, in aggregate, 200% of the target shares subject to the PSU award. The shares earned for the fourth performance period ending March 1, 2024 vested on December 15, 2024.

Performance Period	% of Target Shares Earned	Number of Shares Earned	Relative TSR Performance Over Period
		Kirsten M. Spears	2020	2021	2022	2023	2024
1	25%	32,500 shares		92nd Percentile
2	25%	32,500 shares			93rd Percentile
3	25%	32,500 shares				91st Percentile
4	125%	162,500 shares					99th Percentile
Total	200%	260,000 shares

Brazeal Promotion PSU Award

The promotion PSU award granted to Mr. Brazeal in December 2021 is subject to four overlapping performance periods ending on each March 1st of 2022, 2023, 2024 and 2025 and vests, to the extent earned, on the anniversary of the grant date, subject to Mr. Brazeal’s continued employment on the vesting date. The table below sets forth the Relative TSR attainment and the percentage and number of target shares subject to the PSU award earned for the completed performance period. The shares earned for the third performance period ending March 1, 2024 vested on December 15, 2024.

Performance Period	% of Target Shares Earned	Number of Shares Earned	Relative TSR Performance Over Period
		Mark D. Brazeal	2021	2022	2023	2024
1	25%	20,000 shares		69th Percentile
2	25%	20,000 shares			74th Percentile
3	25%	20,000 shares				98th Percentile

Mr. Tan PSU Award

The PSU award granted to Mr. Tan in November 2021 (the “2022 Tan PSU Award”) was subject to a performance period beginning on November 1, 2021 and ending on November 3, 2024. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period. Our absolute TSR was positive over the performance period.

Performance Period	% of Target Shares Earned	Number of Shares Earned	Relative TSR Performance Over Period
		Hock E. Tan	2021	2022	2023	2024
2021 – 2024	300%	1,477,110 shares				99th Percentile

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2023 PSU Awards

The PSU awards granted to Ms. Spears and Mr. Brazeal in March 2023 that commenced vesting in fiscal 2023 are subject to four overlapping performance periods ending on each March 1st of 2024, 2025, 2026 and 2027. The table below sets forth the Relative TSR attainment and the percentage and number of target shares subject to the PSU award earned for the completed performance period.

Performance Period	% of Target Shares Earned	Number of Shares Earned		Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	2023	2024
1	25%	12,500 shares	12,500 shares		61st Percentile

ADDITIONAL COMPENSATION PRACTICES AND POLICIES

Employee Stock Purchase Plan

Executive officers employed by our participating subsidiaries, including all of our NEOs, may also participate in our Employee Stock Purchase Plan (the “ESPP”). Our ESPP provides eligible employees with the opportunity to acquire Broadcom common stock through periodic payroll deductions, at a 15% discount, based on a six-month “look-back” period.

Other Compensation

The Compensation Committee provides reasonable perquisites and other personal benefits to our executive officers on a case-by-case basis. Typically, the Compensation Committee will provide a perquisite to an executive officer in limited circumstances, such as where it believes that such benefit is appropriate to assist in the performance of the executive officer’s duties, to make the executive officer more efficient and effective, and for recruitment, motivation, retention or security purposes.

The Compensation Committee established a security program for the protection of our CEO based on an assessment of risk, which included consideration of the executive’s position and work location. The independent directors believe these security costs are necessary and appropriate business expenses as these costs arise from the nature of our CEO’s employment at Broadcom. In fiscal 2024, the security program included residential and personal security for Mr. Tan. Based on an assessment of risk, the independent directors determined that these security measures were required and for Broadcom’s benefit because of the importance of Mr. Tan to Broadcom and to address specific threats and safety concerns. Although we do not consider the provision of such necessary security as a perquisite, pursuant to SEC guidance, we have reported the costs in the All Other Compensation column as reported in our “Fiscal 2024 Summary Compensation Table” below.

For additional information on the perquisites and other personal benefits provided to our NEOs in fiscal 2024, see the “Fiscal 2024 Summary Compensation Table” below.

Severance and Change in Control Benefits

The Compensation Committee believes that severance and change in control arrangements are important components of the overall executive compensation program for our NEOs. Severance arrangements provide a stable work environment and are used primarily to attract and retain individuals with the requisite experience and ability to drive our success. Change in control provisions help to secure the continued employment and dedication of our NEOs, to reduce any concern that they might have regarding their own continued employment prior to or following a change in control of Broadcom and to promote continuity of management during a corporate transaction.

Our NEOs are eligible for severance and change in control payments and benefits under their respective severance benefit agreements, including vesting acceleration of the equity awards following a Covered Termination (as defined below under “Executive Compensation — Severance Benefits Agreements; Death and Permanent Disability Policies; Retirement”) in connection with a change in control, which is commonly referred to as a “double trigger” provision. The Compensation Committee provides such payments and benefits to our NEOs based on its review of severance practices at the companies in our compensation peer group and as the result of arms’ length negotiations at the time our NEOs

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commence employment with Broadcom, when they are requested to take on additional responsibilities, or from time to time if deemed necessary or desirable to achieve parity with other NEOs or otherwise. Further, we believe our double trigger change in control arrangements protect stockholder value by allowing us the opportunity to deliver a motivated management team to any potential acquirer. If we did not offer such change in control arrangements, our NEOs could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, due to the possibility that they would lose the potential value of their unvested equity compensation upon an acquisition.

For a summary of the material terms and conditions of these arrangements, as well as an estimate of the post-employment payments and benefits that our NEOs are eligible to receive, see “Executive Compensation — Severance Benefits Agreements; Death and Permanent Disability Policies; Retirement” below.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based upon such review and related discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the 2024 Annual Report.

COMPENSATION COMMITTEE

Harry L. You, Chair

Diane M. Bryant

Eddy W. Hartenstein

Check Kian Low

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EXECUTIVE COMPENSATION

FISCAL 2024 SUMMARY COMPENSATION TABLE

The following table sets forth information about compensation awarded to, paid to or earned by our NEOs during fiscal 2024, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)

Hock E. Tan President and Chief Executive Officer	2024	1,226,374	—	—	1,408,168	(4)	2,634,542
	2023	1,200,000	160,540,000	—	86,161		161,826,161
	2022	1,200,000	53,913,448	5,400,000	93,523		60,606,971

Kirsten M. Spears Chief Financial Officer and Chief Accounting Officer	2024	421,055	—	612,499	20,700	(5)	1,054,254
	2023	412,000	14,310,050	500,275	19,800		15,242,125
	2022	403,969	—	641,854	18,300		1,064,123

Mark D. Brazeal Chief Legal and Corporate Affairs Officer	2024	526,319	27,731,100	703,824	20,700	(5)	28,981,943
	2023	515,000	14,310,050	649,984	19,800		15,494,834
	2022	504,962	12,474,520	885,701	18,300		13,883,483

Charlie B. Kawwas, Ph.D. President, Semiconductor Solutions Group	2024	736,847	—	1,105,507	20,700	(5)	1,863,054
	2023	721,000	48,162,000	781,715	19,800		49,684,515
	2022	706,946	—	1,589,720	18,300		2,314,967

(1)	Increase in base salary reported for fiscal 2024 was due to fiscal 2024 having 53 weeks as opposed to 52 weeks in fiscal 2023 and 2022.

(2)

Represents the grant date fair value of RSU and PSU awards, determined in accordance with ASC 718. The maximum grant date fair values for the PSU awards (using a Monte Carlo simulation) do not differ from the fair values presented in this table. The amounts in this column do not reflect compensation actually received by the NEOs or the actual value that may be recognized by the NEOs. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2024 Annual Report filed with the SEC on December 20, 2024.

(3)

Represents amounts paid under the APB Plan for each fiscal year. More information about the determination of the amounts paid is provided above in “Compensation Discussion and Analysis — Elements of Fiscal 2024 Executive Compensation Program — Annual Cash Incentive Bonus Plan.”

(4)

Represents $20,700 in 401(k) plan employer matching contribution, $15,487 for car service and $1,371,981 in residential and personal security services. For more information, see “Compensation Discussion and Analysis — Additional Compensation Practices and Policies.”

(5)	Represents 401(k) plan employer matching contributions.

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FISCAL 2024 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Hock E. Tan	APB Plan

Kirsten M. Spears	APB Plan	25,750	412,000	834,300

Mark D. Brazeal	APB Plan	32,187	515,000	1,042,875

	03/15/24				12,500	(4)	100,000	(4)	200,000	(4)			15,868,300

	03/15/24										100,000	(5)	11,862,800

Charlie B. Kawwas, Ph.D.	APB Plan	90,125	721,000	1,622,250

(1)

Represents potential payouts under the APB Plan for fiscal 2024. Target bonus amounts were 100% as a percentage of eligible earnings for each of Ms. Spears, Mr. Brazeal and Dr. Kawwas. The threshold amount for Dr. Kawwas was 12.5% of his target bonus amounts, calculated based on the achievement of a single corporate financial goal at 50% of target and an individual performance multiplier of 50%. The threshold amount for each of Ms. Spears and Mr. Brazeal was 6.25% of their respective target bonus amounts, calculated based on the achievement of a single corporate financial goal or division financial and strategic goal at 25% of target and an individual performance multiplier of 50%. The maximum amount for Dr. Kawwas was 225% of target, which assumes maximum (150%) performance for each corporate financial goal and an individual performance multiplier of 150%. The maximum amount for each of Ms. Spears and Mr. Brazeal was 202.5% of target, which assumes maximum (150%) performance for each corporate financial goal, maximum (120%) performance for their division financial and strategic goals and an individual performance multiplier of 150%.

(2)	All equity awards were granted under the Broadcom Inc. 2012 Stock Incentive Plan (the “2012 Plan”).

(3)

Represents the grant date fair value of the equity awards, as determined in accordance with ASC 718. The maximum grant date fair values for the PSU awards (using a Monte Carlo simulation) do not differ from the fair values presented in this table. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2024 Annual Report filed with the SEC on December 20, 2024.

(4)

Represents a PSU award that vests at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment with us through the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four overlapping performance periods beginning on March 2, 2024 and ending on each March 1st of 2025, 2026, 2027 and 2028, as determined by the Compensation Committee within 60 days following the end of each performance period. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares subject to the PSU award if, for the fourth performance period, our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled.

(5)	Represents a RSU award that vests as to 25% on each anniversary of the grant date, subject to the NEO’s continued employment on the relevant vesting date.

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FISCAL 2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

		Stock Awards(1)

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) ($)	Multi- Year Equity Award Vest Start Date

Hock E. Tan	10/31/22	—		—	10,000,000	(3)	1,689,200,000

Kirsten M. Spears	01/15/19	15,620	(4)	2,638,530	78,140	(5)	13,199,409	03/15/21

	01/15/19	31,240	(4)	5,277,061	93,760	(6)	15,837,939	03/15/22

	12/15/20	32,500	(7)	5,489,900

	12/15/20	162,500	(8)	27,449,500

	03/15/23	37,500	(9)	6,334,500	87,500	(10)	14,780,500	03/15/23

	03/15/23	50,000	(9)	8,446,000	100,000	(11)	16,892,000	03/15/24

Mark D. Brazeal	01/15/19	18,750	(4)	3,167,250	93,750	(5)	15,836,250	03/15/21

	01/15/19	37,500	(4)	6,334,500	112,500	(6)	19,003,500	03/15/22

	12/15/21	40,000	(12)	6,756,800	100,000	(13)	16,892,000

	12/15/21	20,000	(14)	3,378,400

	03/15/23	37,500	(9)	6,334,500	87,500	(10)	14,780,500	03/15/23

	03/15/23	50,000	(9)	8,446,000	100,000	(11)	16,892,000	03/15/24

	03/15/24	100,000	(12)	16,892,000	200,000	(15)	33,784,000

Charlie B. Kawwas, Ph.D.	01/15/19	25,000	(4)	4,223,000	125,000	(5)	21,115,000	03/15/21

	01/15/19	50,000	(4)	8,446,000	150,000	(6)	25,338,000	03/15/22

	10/31/22	—		—	3,000,000	(3)	506,760,000

(1)	The awards shown in these columns are awards granted under the 2012 Plan unless otherwise noted.

(2)	The amounts shown in this column represent the number of unvested shares multiplied by $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024).

(3)

Represents a PSU award based on attainment of the maximum performance level as performance through November 3, 2024 was tracking above target. Vesting is contingent on both achievement of stock price hurdles (the “Price Hurdles”) and the NEO’s continued employment on October 31, 2027. No portion of the PSU award will be earned unless the average closing price of Broadcom common stock over consecutive 20-trading days meets or exceeds the Price Hurdles during the period that begins after the third anniversary of the grant date and concludes on the fifth anniversary of the grant date (the “Earning Period”). One-third of the shares subject to the PSU award will be earned for achieving each Price Hurdle during the Earning Period, with no interpolation between Price Hurdles. Any shares earned during the Earning Period but prior to October 31, 2027 will be subject to the NEO’s continued employment on October 31, 2027. If the lowest Price Hurdle is not met during the Earning Period, the PSU award will be cancelled.

(4)

Represents a RSU award under the 2019 Multi-Year Awards granted under the Avago Technologies Limited 2009 Equity Incentive Plan (the “Avago Plan”) that will vest as to 25% on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment on the applicable vesting date.

(5)

Represents a PSU award under the 2019 Multi-Year Awards granted under the Avago Plan based on attainment of the maximum performance level as performance through November 3, 2024 was tracking at above target. The PSU award vests as to 25% of the target number of shares on each anniversary of March 15, 2021, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2021 and ending on each March 1st of 2022, 2023, 2024 and 2025, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares subject to the PSU award if, for the fourth performance period, our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500. Our Relative TSR for the first, second and third performance periods was at the 69th, 74th and 98th percentile, respectively, and, as a result, 25% of the target number of shares subject to the PSU award was earned in each of fiscal 2022, 2023 and 2024.

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(6)

Represents a PSU award under the 2019 Multi-Year Awards granted under the Avago Plan based on attainment of the maximum performance level as performance through November 3, 2024 was tracking at above target. The PSU award vests as to 25% of the target number of shares on each anniversary of March 15, 2022, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2022 and ending on each March 1st of 2023, 2024, 2025 and 2026, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares subject to the PSU award if, for the fourth performance period, our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500. Our Relative TSR for the first and second performance periods was at the 61st and 99th percentile, respectively, and, as a result, 25% of the target number of shares subject to the PSU award was earned in each of fiscal 2023 and 2024.

(7)

Represents a RSU award granted under the LSI Corporation 2003 Equity Incentive Plan (the “LSI Plan”) that vests as to 25% on each anniversary of the grant date, subject to Ms. Spears’ continued employment on the applicable vesting date.

(8)

Represents shares earned in fiscal 2024 under a PSU award based on attainment of the maximum performance level as our Relative TSR for the fourth performance period was at the 99th percentile and our absolute TSR was not negative; these shares remained unvested until December 15, 2024. The PSU award, granted under the LSI Plan, vests as to 25% of the target number of shares on each anniversary of December 15, 2020, subject to Ms. Spears’ continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2020 and ending on each March 1st of 2021, 2022, 2023 and 2024, as determined by the Compensation Committee. The number of shares that could be earned for each of the first three performance periods was capped at 25% of the target number of shares subject to the PSU award. The maximum aggregate number of shares that could be earned under the PSU award was 200% of the target number of shares subject to the PSU award, if for the fourth performance period, our Relative TSR was at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares would have been earned for a performance period if our Relative TSR was below the 25th percentile of the S&P 500. Our Relative TSR for the first, second and third performance periods was at the 92nd, 93rd and 91st percentile, respectively, and, as a result, 25% (32,500 shares) of target number of shares subject to the PSU award was earned in each of fiscal 2021, 2022 and 2023 and vested in each of fiscal 2022, 2023 and 2024. Ms. Spears earned an aggregate of 260,000 shares under this PSU award over the four performance periods, which represents 200% of the target number of shares subject to the PSU award.

(9)	Represents a RSU award that vests as to 25% on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment on the applicable vesting date.

(10)

Represents a PSU award based on attainment of the maximum performance level as performance through November 3, 2024 was tracking at above target. The PSU award vests as to 25% of the target number of shares on each anniversary of March 15, 2023, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2023 and ending on each March 1st of 2024, 2025, 2026 and 2027, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares subject to the PSU award if, for the fourth performance period, our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500. Our Relative TSR for the first performance period was at the 61st percentile and, as a result, 25% of the target number of shares subject to the PSU award was earned in fiscal 2024.

(11)

Represents a PSU award based on attainment of the maximum performance level as performance through November 3, 2024 was tracking at above target. The PSU award will vest as to 25% of the target number of shares on each anniversary of March 15, 2024, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2024 and ending on each March 1st of 2025, 2026, 2027 and 2028, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares subject to the PSU award if, for the fourth performance period, our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500.

(12)	Represents a RSU award that vests as to 25% on each anniversary of the grant date, subject to Mr. Brazeal’s continued employment on the applicable vesting date.

(13)

Represents a PSU award based on the attainment of the maximum performance level as performance through November 3, 2024 is tracking above target. The PSU award vests as to 25% on each anniversary of December 15, 2021, subject to Mr. Brazeal’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2021 and ending on each March 1st of 2022, 2023, 2024 and 2025, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods. In the aggregate, Mr. Brazeal may earn up to 200% of the target number of shares subject to the PSU award if, for the fourth performance period, our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is below the 25th percentile of the S&P 500. Our Relative TSR for the first and second performance periods was at the 69th and 74th percentile, respectively, and, as a result, 25% (20,000 shares) of the target number of shares subject to the PSU

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award was earned in each of fiscal 2022 and 2023, and vested in each of fiscal 2023 and 2024. Our Relative TSR for the third performance period was at the 98th percentile and, as a result, 25% (20,000 shares) of the target number of shares subject to the PSU award was earned in fiscal 2024 but remained unvested until December 15, 2024.

(14)	Represent shares earned under a PSU award (referenced in footnote (13)) in fiscal 2024 but remained unvested until December 15, 2024.

(15)

Represents a PSU award based on the attainment of the maximum performance level as performance through November 3, 2024 is tracking above target. The PSU award will vest as to 25% on each anniversary of March 15, 2024, subject to Mr. Brazeal’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2024 and ending on each March 1st of 2025, 2026, 2027 and 2028, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares subject to the PSU award for each of the first three performance periods. In the aggregate, Mr. Brazeal may earn up to 200% of the target number of shares subject to the PSU award if, for the fourth performance period, our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is below the 25th percentile of the S&P 500.

FISCAL 2024 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the vesting of stock awards during fiscal 2024 for each of our NEOs. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of Broadcom common stock as reported on the Nasdaq Global Select Market on the date the stock awards vested. Value Realized on Vesting represents long-term gain over multiple years of service by the NEO and is not considered as part of a NEO’s fiscal 2024 compensation.

We have not granted stock options since 2015, other than options substituted in acquisitions. No NEO held any stock options during the fiscal year.

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)

Hock E. Tan	1,477,110	265,215,101

Kirsten M. Spears	246,250	29,736,748

Mark D. Brazeal	252,500	30,773,335

Charlie B. Kawwas, Ph.D.	309,800	37,643,345

(1)	Includes shares vested under RSU and PSU awards granted or that started vesting in fiscal 2019, 2020, 2021, 2022 and 2023.

SEVERANCE BENEFIT AGREEMENTS; DEATH AND PERMANENT DISABILITY POLICIES; RETIREMENT

Severance Benefit Agreements — General Terms

Each of our NEOs is a party to a severance benefits agreement with Broadcom (as may be amended or restated from time to time, a “severance benefit agreement”).

These severance benefits agreements provide each NEO with severance payments and other benefits in the event termination of employment is without cause, due to death or permanent disability or for “good reason,” as such terms are defined in the severance benefits agreements (a “Covered Termination”), provided that the NEO timely executes a general release of claims in Broadcom’s favor.

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If a Covered Termination takes place within 12 months following (or in the case of Mr. Tan, within three months prior to or 12 months following) a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with the following:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Equity Award Vesting Acceleration(2)

Hock E. Tan	24 months	200%	12 months	100%

Kirsten M. Spears	12 months	100%	12 months	100%

Mark D. Brazeal	12 months	100%	12 months	100%

Charlie B. Kawwas, Ph.D.	12 months	100%	12 months	100%

(1)	Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or target bonus.

(2)	The NEO will receive full acceleration of all outstanding RSU awards and acceleration of outstanding PSU awards, after giving effect to any deemed satisfaction of performance goals as set forth below.

For Mr. Tan, Dr. Kawwas and Ms. Spears, except as otherwise provided in an applicable award agreement, for PSU awards for which the performance period has not been completed, the performance goals will be deemed met at target levels. For Mr. Brazeal, except as otherwise provided in an applicable award agreement, the performance goals applicable to his PSU awards will be deemed satisfied up to 100% in the discretion of our Board, based on Broadcom’s performance through the date of the change in control. The severance benefit agreements for Messrs. Tan and Brazeal and Dr. Kawwas also contain alternative language that would apply to PSU awards that vest based on stock price contingencies, but no such awards were outstanding as of November 3, 2024, except for the 2023 Tan PSU Award and the 2023 Kawwas PSU Award, which terms supersede those in the severance benefits agreement.

Generally under the terms of the outstanding PSU awards with performance based on TSR, the performance goals will be based on Broadcom’s performance through a date within 10 days prior to the change in control and the Achievement Factor will be calculated on a date before the change in control, as determined by the plan administrator.

Under the terms of the 2023 Tan PSU Award and the 2023 Kawwas PSU Award, the performance goals will be based on the greater of (i) Broadcom’s performance through a date within 10 days prior to the change in control and (ii) the price paid per share in the change in control. If such date occurs prior to the Earning Period the determination of performance will be based on the compound annual growth rate (“CAGR”) calculation. For shares to be issuable the calculated CAGR must equal or exceed 11.9%, 15.1% or 19.1% (the “CAGR Milestones”) in lieu of the Price Hurdles.

If a Covered Termination takes place other than in connection with a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Equity Award Vesting Acceleration

Hock E. Tan	12 months	100%	6 months	Prorated(2)

Kirsten M. Spears	9 months	50%	6 months	—

Mark D. Brazeal	9 months	50%	6 months	—

Charlie B. Kawwas, Ph.D.	9 months	50%	6 months	Prorated(2)

(1)	Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or prior year’s target bonus.

(2)

Under the terms of the 2023 Tan PSU Award and the 2023 Kawwas PSU Award, the prorated number of shares will be determined based on Broadcom’s performance through a date within 10 days prior to the termination date and, if such date occurs prior to the Earning Period, the determination of performance will be based on the CAGR calculation and achievement of CAGR Milestones in lieu of the Price Hurdles.

The definition of “good reason” generally means any of the following, subject to certain notice and cure period provisions: (A) a material reduction in the NEO’s salary (other than as part of a broad salary reduction program instituted because Broadcom is in financial distress); (B) a substantial reduction in the NEO’s duties and responsibilities; (C) the elimination or reduction of the NEO’s eligibility to participate in Broadcom’s benefit programs that is inconsistent with the eligibility of our executives to participate therein; (D) Broadcom informs the NEO of its intention to transfer the NEO’s primary workplace to a location that is more than 50 miles from the location of the NEO’s primary workplace as of such date; (E) Broadcom’s material breach of the severance benefits agreement that is not cured within 60 days written notice

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thereof; and (F) any serious chronic mental or physical illness of the NEO or a member of the NEO’s family that requires the NEO to terminate their employment because of substantial interference with the NEO’s duties; provided, that at Broadcom’s request the NEO provides Broadcom with a written physician’s statement confirming the existence of such mental or physical illness.

Acceleration of Equity Awards in the Event of Death or Permanent Disability

Upon an executive officer’s death or permanent disability, Broadcom’s Death Policy and Permanent Disability Policy provide for the full acceleration of vesting of the executive officer’s outstanding and unvested equity awards that have started vesting and would otherwise vest solely based on the executive officer’s continued service, including PSU awards for which the performance criteria have been met as of the date of such death or permanent disability. Under such circumstances, any PSU awards held by executive officers with performance periods that have started but not ended will have their performance goals deemed achieved at 100% of target levels, with all other terms and conditions deemed met. The Death Policy applies to all of our employees, directors and other service providers, including the NEOs, while the Permanent Disability Policy applies to (i) any officer of Broadcom, as such term is defined in Exchange Act Rule 16a-1 and (ii) any member of the CEO’s executive staff, including the NEOs, as determined by the CEO. The benefits provided under these policies are generally intended to be additive to any benefits a NEO becomes entitled to under any other policy, program, plan or agreement (including severance benefit agreements) unless our Board, the Compensation Committee or the Policy Committee (as defined in the applicable policy) determines otherwise.

Retirement

Under the 2022 Tan PSU Award, if Mr. Tan retires from Broadcom prior to the vesting date noted below, the performance period will end on the date of his retirement notice and vest on his retirement date, subject to achievement of the applicable performance goals. Under the 2023 Tan PSU Award, if Mr. Tan retires from Broadcom prior to the vesting date noted below, but during the Earning Period, the performance period for the PSU award will end on the date of his retirement notice and a prorated portion of the PSU award will vest on his retirement date, subject to achievement of the Price Hurdles. As the Earning Period had not started as of the end of fiscal 2024, no shares are eligible to vest under the retirement provision. Any retirement notice must be provided at least 30 days prior to Mr. Tan’s retirement date. The following table reflects the potential payments Mr. Tan would be entitled to receive if he had provided a retirement notice on October 3, 2024 and retired effective November 3, 2024.

PSU Award	Ordinary Course Vesting Date	Shares Accelerated(1) (#)	Value of PSU Acceleration(2) ($)

2022 Tan PSU Award	11/03/24	1,477,110	249,513,421

2023 Tan PSU Award	10/31/27	—	—

(1)

Number of shares for which the performance goals having been deemed satisfied based on Broadcom’s actual performance immediately prior to November 3, 2024. No shares subject to the 2023 Tan PSU Award were eligible to vest as the Earning Period had not started as of November 3, 2024.

(2)	Based on a per share price of $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024).

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POTENTIAL PAYMENTS AND BENEFITS UPON CERTAIN TERMINATIONS OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL

The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements and equity award agreements in effect as of the end of fiscal 2024 in the event of a Covered Termination taking place within 12 months following a change in control of Broadcom (or in the case of Mr. Tan three months before or 12 months following a change in control of Broadcom). The amounts presented in the table assume an employment termination date and a change in control date of November 3, 2024 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage(1) ($)	Value of RSU/ PSU Acceleration(2) ($)		Total ($)

Hock E. Tan	2,400,000	—	35,177	1,938,713,421	(3)(4)	1,941,148,598

Kirsten M. Spears	412,000	412,000	30,462	116,345,339		117,199,801

Mark D. Brazeal	515,000	515,000	30,271	168,497,700		169,557,971

Charlie B. Kawwas, Ph.D.	721,000	721,000	30,116	565,882,000	(4)	567,354,116

(1)	Represents the cost of our subsidized continued healthcare benefits based on our costs for such coverage as of November 3, 2024.

(2)

This amount includes the number of shares subject to (i) RSU awards and/or (ii) PSU awards for which the performance goals have been deemed satisfied based on Broadcom’s actual performance immediately prior to November 3, 2024, in each case multiplied by $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024).

(3)

This amount includes the number of shares subject to a PSU award that vested on November 3, 2024, multiplied by $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024).

(4)

This amount includes the number of shares subject to the 2023 Tan PSU Award and 2023 Kawwas PSU Award (as applicable) based on Broadcom’s performance through a date within 10 days prior to November 3, 2024 and, as the Earning Period has not started, the achievement of the CAGR Milestones, multiplied by $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024).

POTENTIAL PAYMENTS AND BENEFITS UPON CERTAIN TERMINATIONS OF EMPLOYMENT

The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements in effect as of the end of fiscal 2024, in the event of a Covered Termination taking place not in connection with a change in control of Broadcom. The amounts presented in the table assume an employment termination date of November 3, 2024 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage(1) ($)	Value of RSU/ PSU Acceleration ($)		Total ($)

Hock E. Tan	1,200,000	—	17,589	678,638,634	(2)	679,856,223

Kirsten M. Spears	309,000	206,000	15,231	—		530,231

Mark D. Brazeal	386,250	257,500	15,135	—		658,885

Charlie B. Kawwas, Ph.D.	540,750	360,500	15,058	203,591,675	(2)	204,507,983

(1)	Represents the cost of subsidized continued healthcare benefits based on our costs to provide such coverage as of November 3, 2024.

(2)

This amount includes the prorated number of shares subject to the 2023 Tan PSU Award and the 2023 Kawwas PSU Award (as applicable) based on Broadcom’s performance through a date within 10 days prior to November 3, 2024 and, as the Earning Period has not started, the achievement of the CAGR Milestones, multiplied by $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024).

56

POTENTIAL PAYMENTS UNDER OUR DEATH AND PERMANENT DISABILITY POLICIES

The following table reflects the additional potential payments and benefits to which our NEOs would be entitled under the Death Policy and Permanent Disability Policy in effect as of November 3, 2024, in the event of the NEO’s death or permanent disability. The amounts presented in the table assume a termination of employment date of November 3, 2024 and that all eligibility requirements contemplated by these policies were met.

Name	Value of RSU/PSU Acceleration ($)(1)

Hock E. Tan	761,809,774	(2)

Kirsten M. Spears	78,338,339

Mark D. Brazeal	95,862,100

Charlie B. Kawwas, Ph.D.	228,929,675	(2)

(1)

The amounts represent the number of shares issued upon full acceleration of each RSU award that has begun vesting and each PSU award for which the performance period has begun, with the performance goals deemed achieved at target performance levels, multiplied by $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024), including the PSU awards that vested on November 3, 2024.

(2)

This amount includes the prorated number of shares subject to the 2023 Tan PSU Award and the 2023 Kawwas PSU Award (as applicable) based on Broadcom’s performance through a date within 10 days prior to November 3, 2024 and, as the Earning Period has not started, the achievement of the CAGR Milestones, multiplied by $168.92, the closing price of Broadcom common stock on November 1, 2024 (the last trading day of fiscal 2024).

57

CEO PAY RATIO

In accordance with SEC rules, Broadcom is providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (the “Ratio”).

CEO PAY RATIO

For fiscal 2024, the annual total compensation of our CEO, as reported in the “Fiscal 2024 Summary Compensation Table,” is $2,634,542. The median of the annual total compensation of all our employees is $324,658. Therefore, the Ratio calculated in accordance with Item 402(u) of Regulation S-K is 8 to 1.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with SEC executive compensation disclosure rules. This calculation is the same calculation used to determine the total compensation for purposes of the “Fiscal 2024 Summary Compensation Table” with respect to each of our NEOs.

IDENTIFICATION OF MEDIAN EMPLOYEE

We identified the median employee based on the following methodology for fiscal 2024:

•

We collected compensation data from our human resources system of record for approximately 17,000 U.S. employees and 19,800 non-U.S. employees, excluding our CEO, whether employed on a full-time, part-time, temporary or seasonal basis, as of November 3, 2024, which was the last day of fiscal 2024. We excluded non-U.S. employees in certain jurisdictions that, in aggregate, make up less than 5% of our global workforce.(1)

•

We annualized the compensation of all permanent full-time and part-time employees who we hired between October 30, 2023 and November 3, 2024. We applied an exchange rate used in our human resources system of record as of November 1, 2024 to convert all international currencies into U.S. dollars.

•

We used target total cash compensation as of November 3, 2024, as our consistently applied compensation measure. In this context, target total cash compensation meant (1) the applicable annual base salary level in effect as of November 3, 2024 and (2) the annual incentive cash target amount or commission target amount payable for service in fiscal 2024.

COMPARABILITY

The Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

(1)	Approximate number of employees in each excluded jurisdiction: Estonia (60), Malaysia (1,297), Poland (110), Romania (11) and Taiwan (304).

58

PAY VERSUS PERFORMANCE
The following tables and related disclosure have been prepared in accordance with the SEC’s pay versus performance rules and do not reflect compensation actually earned, realized or received by the NEOs. The Compensation Committee did not consider this pay versus performance disclosure in making its pay decisions for any of the years shown. For a discussion of how the Compensation Committee seeks to align pay with performance when setting NEO compensation, see “
Compensation Discussion and Analysis
” above.

Year	Summary Compensation Table (“SCT”) Total for Principal Executive Officer (“PEO”) (1) ($)	Compensation Actually Paid (“CAP”) to PEO (2) ($ Millions)	Average SCT Total for Non-PEO NEOs (3) ($)	Average CAP to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Net Revenue ($ Millions) (5)
					TSR ($)	Peer Group TSR ($)

2024	2,634,542	1,150	10,633,084	190,786,530	535.10	187.18	5,895	51,574

2023	161,826,161	768	26,807,158	119,860,261	261.58	131.38	14,082	35,819

2022	60,606,971	50	4,444,960	(11,048,223)	143.70	106.05	11,495	33,203

2021	60,703,627	84	14,983,358	42,183,932	156.83	144.43	6,736	27,450

(1)	The amounts in this column are the amounts reported for Hock E. Tan, our PEO, for each corresponding year in the “Total” column of the SCT for the relevant year.

(2)	The following table shows the fiscal 2024 amounts deducted from and added to the SCT total compensation to calculate the CAP to our NEOs in accordance with SEC rules.

	2024
	PEO ($)	Average for Non-PEOs ($)

SCT Total	2,634,542	10,633,084

Value of Stock Awards in SCT	—	(9,243,700)

Year End Fair Value of Unvested Awards Granted in Current Year	—	14,424,557

Year Over Year Change in Fair Value of Unvested Awards from Prior Years	1,017,499,312	164,695,800

Vesting Date Fair Value for Awards Granted and Vested in the Current Year	—	—

Change in Fair Value of Awards from Prior Years that Vested in Current Year	129,740,824	10,276,789

CAP	1,149,874,678	190,786,530

(3)
The amounts in this column are the average amounts reported for our
Non-PEO
NEOs for each corresponding year in the “Total” column of the SCT for the relevant year. For each of fiscal 2024 and 2023, our
Non-PEO
NEOs were Kirsten M. Spears, Mark D. Brazeal and Charlie B. Kawwas, Ph.D. For each of fiscal 2022 and 2021, our
Non-PEO
NEOs were Kirsten M. Spears, Mark D. Brazeal, Charlie B. Kawwas, Ph.D. and Thomas H. Krause, Jr.

(4)
The NASDAQ 100 Index is the industry peer group we used for the purposes of the stock performance graph required by Item 201(e) of Regulation
S-K
included in our 2024 Annual Report. This table assumes $100 was invested in Broadcom and in the NASDAQ 100 Index, respectively, for the period starting October 30, 2020 through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

(5)
As discussed under “
Compensation Discussion and Analysis — Elements of Fiscal 2024 Executive Compensation Program — Annual Cash Incentive Bonus Plan
” above, net revenue is one of the corporate financial goals used to determine the APB Plan payout, and was determined to be the most important financial performance measure used to link Broadcom performance to CAP to our PEO and
Non-PEO
NEOs for fiscal 2024.

59

RELATIONSHIP BETWEEN CAP AND FINANCIAL PERFORMANCE
The following charts illustrate the relationship between CAP to our PEO and the average of CAP to our
Non-PEO
NEOs, and our cumulative TSR, Nasdaq 100 TSR, our net income and our net revenue, respectively, over the four most recently completed fiscal years.

## PEO and Average Non-PEO CAP Versus TSR

1,400
1,200
1,000
800
600
400
200
0
-200
CAP ($ Millions)
$600
$500
$400
$300
$200
$100
$0
-$100
TSR (FYE 2020 Indexed to $100)
100.00
100.00
156.83
144.43
84.1
42.2
143.70
106.05
49.9
-11.0
767.7
261.58
131.38
119.9
1,149.9
535.10
187.18
190.8
2020
2021
2022
2023
2024
Fiscal Year
PEO CAP
Average Non-PEO NEO CAP
Broadcom TSR
Nasdaq 100 TSR

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## PEO and Average Non-PEO CAP Versus Net Revenue

1,400
1,200
1,000
800
600
400
200
0
-200
CAP ($ Millions)
60,000
50,000
40,000
30,000
20,000
10,000
0
Net Revenue ($ Millions)
84.1
42.2
49.9
-11.0
767.7
119.9
1,149.9
190.8
27,450
33,203
35,819
51,574
2021
2022
2023
2024
Fiscal Year
PEO CAP
Average Non-PEO NEO CAP
Broadcom Net Revenue

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table presents the financial performance and non-financial performance measures that Broadcom considers to have been the most important in linking CAP to our PEO and other NEOs to
Broadcom’s
performance for fiscal 2024. The measures in this table are further described in our “
Compensation Discussion and Analysis”
and are not ranked. All financial performance measures we used to link CAP of our PEO’s and other NEO’s to Broadcom’s performance for fiscal 2024 are included on this list.

Net Revenue Adjusted non-GAAP Operating Margin Division Financial and Strategic Goals Individual Performance Modifier TSR performance relative to the S&P 500

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EQUITY COMPENSATION PLAN INFORMATION

PLANS APPROVED BY OUR STOCKHOLDERS

Broadcom has three equity compensation plans that have been approved by our stockholders: the Avago Plan, the 2012 Plan and the ESPP. The Avago Plan expired in July 2019 and no new grants may be made under the Avago Plan. Neither the 2012 Plan nor the ESPP have an expiration date.

PLANS NOT APPROVED BY OUR STOCKHOLDERS

As of November 3, 2024, Broadcom assumed outstanding equity awards granted under the LSI Plan, the Brocade 2009 Stock Plan, the Brocade Amended and Restated Inducement Award Plan, the CA, Inc. 2011 Incentive Plan, the VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan (the “VMware Plan”) and under other equity compensation plans or agreements that were assumed by Broadcom in connection with our acquisitions of LSI, Broadcom Corporation, Brocade Communications Systems, CA, VMware and other companies that originally granted those awards. Broadcom also adopted the Broadcom 2023 Inducement Plan (the “Inducement Plan”) under which we granted equity awards in December 2023 in connection with the VMware acquisition.

The following table sets forth as of November 3, 2024 the number and weighted-average exercise price of shares of Broadcom common stock to be issued upon the exercise of outstanding stock options and vesting of RSU and PSU awards, and the number of shares remaining available for future issuance under all of our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1) (b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by stockholders	163,454,570(2)	—	363,833,439(3)

Employee stock purchase plans approved by stockholders			54,759,989

Equity compensation plans not approved by stockholders	49,200,527(4)	15.67	62,253,271

Total	212,655,097	15.67	480,846,699

(1)	Shares issuable upon vesting of RSU and PSU awards have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.

(2)

Represents (i) 9,847,467 shares that may be issued upon vesting of outstanding RSU and PSU awards (assuming the maximum performance level) granted under the Avago Plan and (ii) 153,607,103 shares that may be issued upon the vesting of outstanding RSU and PSU awards (assuming the maximum performance level) granted under the 2012 Plan.

(3)	Shares available for issuance under the 2012 Plan.

(4)

Represents (i) 31,827,503 shares that may be issued upon the vesting of outstanding RSU awards granted under the Inducement Plan, (ii) 306,563 shares that may be issued upon the vesting of outstanding RSU and PSU awards (assuming the maximum performance level) granted under the LSI Plan, (iii) 17,066,091 shares that may be issued upon the vesting of outstanding RSU awards granted under the VMware Plan and (iv) 370 shares subject to outstanding stock options granted under other equity compensation plans and agreements assumed by Broadcom in connection with our acquisition of other companies that originally established those plans or agreements.

For additional information regarding our equity compensation plans, see Note 11 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our 2024 Annual Report.

62

STOCKHOLDER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the beneficial ownership of Broadcom common stock as of February 21, 2025 for:

•	stockholders known to us to own more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each named executive officer; and

•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.

Common stock subject to RSU awards that vest within 60 days of February 21, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

In the table below, percentage ownership is based on 4,701,930,317 shares of common stock outstanding as of February 21, 2025.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Number of Shares Common Stock	Percentage of Common Stock

Five Percent Stockholders:

The Vanguard Group(2)	468,544,898	10.0%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.(3)	347,023,720	7.4%
50 Hudson Yards
New York, NY 10001

Directors and Named Executive Officers:

Diane M. Bryant(4)	6,780	*

Gayla J. Delly(5)	34,750	*

Kenneth Y. Hao(6)	1,626,440	*

Eddy W. Hartenstein(7)	48,290	*

Check Kian Low(8)	113,050	*

Justine F. Page(9)	26,180	*

Henry Samueli, Ph.D.(10)	87,907,507	1.9%

Hock E. Tan(11)	1,844,746	*

Harry L. You(12)	30,450	*

Mark D. Brazeal(13)	145,410	*

Charlie B. Kawwas, Ph.D.(14)	757,520	*

Kirsten M. Spears(15)	247,323	*

All 12 current directors and executive officers as a group(16)	92,788,446	2.0%

*	Represents beneficial ownership of less than 1%.

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(1)	Amounts shown in the table above include securities held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Shares shown in the table above are based solely on information most recently reported by The Vanguard Group on Schedule 13G/A, which was filed on October 4, 2024. According to the Schedule 13G/A, The Vanguard Group has sole dispositive power over 447,685,971 shares, shared dispositive power over 20,858,927 shares and shared voting power over 6,120,947 shares. The information contained in the Schedule 13G/A is as of September 30, 2024 and may not reflect current ownership of Broadcom common stock. Ownership percentage assumes continued ownership of the shares reflected in the table above on February 21, 2025.

(3)

Shares shown in the table above are based solely on information most recently reported by BlackRock, Inc. on Schedule 13G/A, which was filed on January 26, 2024. According to the Schedule 13G/A, BlackRock, Inc. has sole dispositive power over these shares and sole voting power over 316,200,770 shares. The information contained in the Schedule 13G/A is as of December 31, 2023 and may not reflect current ownership of Broadcom common stock. Ownership percentage assumes continued ownership of the shares reflected in the table above on February 21, 2025.

(4)

Shares shown in the table above include 320 shares held by The Diane M. Bryant Trust u/a/d 11/08/17 and 1,890 shares that Ms. Bryant has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards.

(5)	Shares shown in the table above include 1,890 shares that Ms. Delly has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards.

(6)

Shares shown in the table above include 1,066,000 held by a limited liability company, 504,180 shares held by a charitable family foundation, 53,920 shares held by a family partnership and 1,890 shares that Mr. Hao has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards.

(7)

Shares shown in the table above include 46,400 shares held by The Hartenstein Family Trust and 1,890 shares that Mr. Hartenstein has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards.

(8)	Shares shown in the table above include 1,890 shares that Mr. Low has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards.

(9)	Shares shown in the table above include 1,890 shares that Ms. Page has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards.

(10)

Shares shown in the table above include (i) 39,462,697 shares held by D95GT LLC, (ii) 12,272,030 shares held by E95GT LLC, (iii) 4,596,900 shares held by H&S Portfolio II L.P., (iv) 31,573,990 shares held by H&S Investments I, L.P and (v) 1,890 shares that Dr. Samueli has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards. Of these shares, 16,175,000 shares have been pledged as collateral to secure certain indebtedness. See “Corporate Governance — Restrictions on Transactions Involving our Securities” for more information on our Board’s oversight of such arrangement. Dr. Samueli disclaims beneficial ownership of the shares held by H&S Portfolio II, L.P and H&S Investments I, L.P. (collectively, the “H&S Partnerships”), D95GT LLC and E95GT LLC, except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of the H&S Partnerships and Dr. Samueli has an ownership interest in H&S Ventures LLC. Dr. Samueli has sole dispositive and voting power over the shares held by the H&S Partnerships, D95GT LLC and E95GT LLC.

(11)	Shares shown in the table above include 1,131,910 shares held by a family trust.

(12)	Shares shown in the table above include 1,890 shares that Mr. You has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards.

(13)

Shares shown in the table above include 87,500 shares that Mr. Brazeal has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2025.

(14)

Shares shown in the table above include 696,730 shares held by a trust, 2,800 aggregate shares held by his children and 50,000 shares that Dr. Kawwas has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2025.

(15)

Shares shown in the table above include 56,240 shares that Ms. Spears has the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2025.

(16)

Shares shown in the table above include 208,860 shares that directors and executive officers have the right to acquire within 60 days after February 21, 2025 upon the vesting of RSU awards. These shares do not include any shares that may be earned by our executive officers pursuant to their respective PSUs for the performance periods ending March 1, 2025.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

As provided by the Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the committee the authority to pre-approve related party transactions, provided such approvals are presented to the Audit Committee at its next scheduled meeting.

In approving or rejecting the proposed related party transaction, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the extent of the related person’s interests, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Code of Ethics also requires that our directors, officers and employees make appropriate disclosure of potential conflicts of interest to and receive approval from (i) the NESG Committee or the Audit Committee, in the case of directors and officers, or (ii) our compliance officer, in the case of employees. Our Board has authority to approve related party transactions in lieu of the Audit Committee.

OTHER RELATIONSHIPS

From time to time in the ordinary course of business, on an arms’ length basis, Broadcom purchases from and/or sells to certain entities where one of our directors or management may have relationships as directors, executive officers or beneficial owners.

65

ADDITIONAL MEETING INFORMATION

When:	April 21, 2025	Time:	4:00 p.m. Pacific Time

Where:	3421 Hillview Avenue Palo Alto, California 94304	Record Date:	February 21, 2025

This Proxy Statement is made available in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, or at any adjournments or postponements thereof. The Internet Notice, this Proxy Statement, the accompanying proxy card and our 2024 Annual Report were first made available to our stockholders on or about March 3, 2025.

ELECTRONIC DELIVERY OF OUR STOCKHOLDER COMMUNICATIONS

We are furnishing the proxy materials, including this Proxy Statement and the 2024 Annual Report, to our stockholders via the Internet instead of mailing printed copies. The Internet Notice provides instructions as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you would like to receive a paper copy of the proxy materials, you should follow the instructions in the Internet Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

MEETING ATTENDANCE AND ADMISSION

You are invited to attend the Annual Meeting if you were a registered stockholder or a beneficial owner of Broadcom common stock on the Record Date. Stockholders must register in advance at proxyvote.com and bring proof of identification. Only stockholders as of the Record Date who have registered in advance will be admitted. We may also impose additional requirements and screening measures for the safety of all participants. If you are a registered stockholder, your name will be verified against the list of registered stockholders prior to admittance to the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership on the Record Date. This can be any of the following:

•	the Internet Notice;

•	a proxy card;

•	a voting instruction card;

•	a brokerage statement or letter from a broker, bank or other nominee indicating ownership as of the Record Date; or

•	a legal proxy provided by your broker, bank or other nominee.

No recording is allowed at the Annual Meeting. This includes photography, audio recording and video recording. In addition, the use of mobile phones, tablets or computers is strictly prohibited. We reserve the right to revoke admission privileges or to eject a participant for behavior likely to cause damage, injury, disruption or annoyance or for failure to comply with reasonable requests or the rules of conduct for the meeting.

QUORUM

Representation at the Annual Meeting of stockholders entitled to vote, in person or by proxy or representative, and holding among them at least a majority of all issued and outstanding shares of Broadcom common stock is required to constitute a quorum. Abstentions and “broker non-votes” are counted in determining whether a quorum is present at the Annual Meeting. Once a share is counted as present at the meeting, it will be deemed present for quorum purposes for the entire meeting and for any adjournments of the meeting unless a new record date is set.

VOTING RIGHTS

Only holders of Broadcom common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Broadcom common stock has one vote for each matter. As of the Record Date, Broadcom had 4,701,930,317 shares of common stock issued and outstanding.

66

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a registered stockholder with respect to those shares.

If your shares are held by a broker, bank or other nominee, you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct the broker, bank or other nominee that holds your shares on how to vote them.

BOARD RECOMMENDATIONS, REQUIRED VOTE AND EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES

The following chart describes the proposals to be considered at the Annual Meeting, our Board’s recommendations, the vote required for each of the proposals and the manner in which votes will be counted.

If you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote your shares, which will result in “broker non-votes,” on proposals other than the ratification of the appointment of PwC as our independent registered public accounting firm. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Proposal	Voting Options	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

1. To elect each of the nine director nominees until the next annual meeting of stockholders or until their successors have been elected	For Against Abstain	FOR each nominee	Affirmative vote of a majority of votes cast	None	None

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 2, 2025	For Against Abstain	FOR	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	Broker has discretion to vote

3. To hold an advisory vote to approve the named executive officer compensation	For Against Abstain	FOR	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	None

VOTING PROCEDURES

Even if you plan to attend the Annual Meeting, please vote in advance of the meeting using one of the first three voting methods outlined below.

•	Internet: Vote your shares at www.proxyvote.com.

•	Telephone: Call (800) 690-6903.

•	Mail: Complete, sign and date your proxy card and return it in the postage-paid envelope. You cannot vote by marking the Internet Notice and returning it.

•

At the Annual Meeting: The method or timing of your vote will not limit your right to vote in person at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, April 20, 2025.

67

The shares voted by proxy over the Internet, telephonically or through proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

VOTING REVOCATION

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy card bearing a later date;

•	by granting a subsequent proxy over the Internet or by telephone;

•	by giving written notice of revocation to the Secretary of Broadcom prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting. If you are a beneficial owner, you may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your broker, bank or other nominee and submitting the legal proxy along with your ballot.

UNINSTRUCTED VOTES

If you are a registered stockholder and you return your signed proxy card without giving specific voting instructions, your shares will be voted by the proxy holders — Hock E. Tan, Kirsten M. Spears and Mark D. Brazeal or any one of them, with full power of substitution (together, the “Proxy Holders”) — as recommended by our Board (see table above).

If you are a beneficial owner and you do not provide specific voting instructions to your broker, bank or other nominee, your shares will not be voted, resulting in a “broker non-vote” and will have no effect on the Proposals except for Proposal 2 (see table above).

INSPECTOR OF ELECTION

We have appointed a representative of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) as the inspector of elections of the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting and the final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.

COSTS OF SOLICITATION

Broadcom will bear the cost of soliciting proxies. We have retained D. F. King & Co., Inc., an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $16,000, plus reimbursement of reasonable expenses. Broadcom and/or our agents, including certain of our officers, directors and employees, may solicit proxies by mail, telephone, e-mail, fax or in person. No additional compensation will be paid to our officers, directors or employees for such services. Broadcom will reimburse banks, brokerage firms and other custodians, nominees, trustees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of Broadcom common stock.

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OTHER INFORMATION

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure called “householding” under which one copy of the Internet Notice or, if applicable, our proxy materials will be delivered to multiple stockholders who share an address, unless contrary instructions from one or more stockholders are received. To receive a separate copy of the Internet Notice or, if applicable, the proxy materials, registered stockholders may contact Broadridge at:

•	By Internet: www.proxyvote.com

•	By telephone: (800) 579-1639

•	By email: sendmaterial@proxyvote.com

In addition, if you are receiving multiple copies and would like to receive only one copy for your household, you should contact Broadridge at the website, telephone number or email address above. If you are a beneficial owner, you should contact your broker, bank or other nominee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING

Proposals to be Included in the Proxy Materials

You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our annual meeting of stockholders to be held in 2026 (“2026 Annual Meeting”), your proposal (other than a proposal for director nomination) must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and be received no later than November 3, 2025.

Proposals not to be Included in the Proxy Materials

Proposals for consideration at the 2026 Annual Meeting, but not for inclusion in the proxy materials, must be received no earlier than the close of business on December 22, 2025 and no later than the close of business on January 21, 2026. The proposal must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.

Nominations for Election of Directors Using Proxy Access

A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of Broadcom common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials for director nominees constituting up to 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on October 4, 2025 and no later than the close of business on November 3, 2025.

Nominations for Election of Directors not Included in the Proxy Materials

Director nominations that a stockholder intends to present at the 2026 Annual Meeting, but does not intend to have included in our proxy materials, must be received no earlier than the close of business on December 22, 2025 and no later than the close of business on January 21, 2026. Notice of director nominations must be submitted by a registered stockholder and must set forth the information required by our Bylaws. In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 20, 2026. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.

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Delivery Method for Stockholder Proposals and Director Nominations

Notices of stockholder proposals and the intent to nominate directors at the 2026 Annual Meeting, and all supporting materials required by our Bylaws or rules under the Exchange Act, must be submitted by one of the following means:

•	By Mail: Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304, Attention: Secretary

•	By Email: compliance.officer@broadcom.com

Broadcom reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Qualified director candidates suggested by holders of Broadcom common stock will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election).

OTHER MATTERS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters are properly presented for a vote, the enclosed proxy confers discretionary authority to the Proxy Holders.

Copies of this Proxy Statement and the 2024 Annual Report, as filed with the SEC, are also available on our website at www.broadcom.com or you can request a copy free of charge by calling Investor Relations at (650) 427-6000 or emailing investor.relations@broadcom.com.

Upon request, Broadcom will furnish without charge to each person to whom this Proxy Statement is delivered a copy of any exhibit listed in our 2024 Annual Report. You may request a copy, at no cost, by writing, telephoning or emailing us at:

Broadcom Inc.

Attn: Investor Relations

3421 Hillview Avenue

Palo Alto, California 94304

Telephone: (650) 427- 6000

Email: investor.relations@broadcom.com

To ensure timely delivery of any materials requested prior to the date of the Annual Meeting, you should request such materials no later than March 24, 2025.

By Order of the Board,

Hock E. Tan

President, Chief Executive Officer and Director

March 3, 2025

Palo Alto, California

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APPENDIX A

Reconciliation of Non-GAAP Financial Measures

	Fiscal Year Ended

	November 3, 2024	October 29, 2023	October 30, 2022

	(in millions)

Operating income on GAAP basis	$13,463	$16,207	$14,225

Amortization of acquisition-related intangible assets	9,267	3,247	4,359

Stock-based compensation expense	5,670	2,171	1,533

Restructuring and other charges	1,787	248	62

Acquisition-related costs	549	252	115

Operating income on non-GAAP basis	$30,736	$22,125	$20,294

Operating income on non-GAAP basis	$30,736	$22,125

Provisions or accruals for anticipated payouts under APB Plan	1,236	588

Adjusted operating income on non-GAAP basis	$31,972	$22,713

Net cash provided by operating activities	$19,962	$18,085	$16,736

Purchases of property, plant and equipment	(548)	(452)	(424)

Free cash flow	$19,414	$17,633	$16,312

Use of Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP results exclude amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments and other adjustments. We believe this non-GAAP financial information provides additional insight into our ongoing performance. Therefore, we provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons.

Management does not believe that these items are reflective of our underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. The exclusion of these and other similar items from our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The foregoing reconciliation includes a reconciliation of free cash flow to the most comparable GAAP cash flow measure, “Net cash provided by operating activities.” Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Our free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

A-1

BROADCOM® BROADCOM INC. 3421 HILLVIEW AVENUE PALO ALTO, CA 94304 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Attend a Meeting” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62296-P22537 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BROADCOM INC. The Board of Directors recommends you vote FOR all the nominees listed. 1. Election of Directors Nominees 1a. Diane M. Bryant 1b. Gayla J. Delly 1c. Kenneth Y. Hao 1d. Eddy W. Hartenstein 1e. Check Kian Low 1f. Justine F. Page 1g. Henry Samueli 1h. Hock E. Tan 1i. Harry L. You For Against Abstain The Board of Directors recommends a vote FOR Proposals 2 and 3. 2. Ratification of the appointment of Pricewaterhouse-Coopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 2, 2025. 3. Advisory vote to approve the named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V62297-P22537 BROADCOM INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, being a stockholder of Broadcom Inc. ("Broadcom"), hereby appoints Hock E. Tan, Kirsten M. Spears and Mark D. Brazeal, or each of them acting alone, each with full powers of substitution, as proxies (the "Proxies") of the undersigned and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side and, in their discretion, upon any other business that may properly come before the meeting, all of the shares of common stock of Broadcom owned by the undersigned entitled to vote at the 2025 Annual Meeting of Stockholders of Broadcom to be held at 4:00 p.m. Pacific Time on April 21, 2025, at 3421 Hillview Avenue, Palo Alto, California 94304, and at any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: "FOR" EACH OF THE BOARD NOMINEES (PROPOSAL 1) AND "FOR" PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY BE PUT BEFORE THE 2025 ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT(S) AND POSTPONEMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. Continued and to be signed on reverse side